                                                                   EXHIBIT 10.2



                      AMENDED AND RESTATED LOAN AGREEMENT


                                 by and among

                         CROWN COMMUNICATION INC. and

               CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO,

                               as the Borrowers,

                          KEY CORPORATE CAPITAL INC.,

               as Administrative Agent and Documentation Agent,

                        PNC BANK, NATIONAL ASSOCIATION,

                             as Syndication Agent,

                                      and

                   THE FINANCIAL INSTITUTIONS LISTED HEREIN

                              AS OF JULY 10, 1998

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
SECTION 1.     DEFINITIONS............................................  2
               -----------
     1.1  Definitions.................................................  2
     1.2  Other Terms................................................. 20
     1.3  Accounting Terms; Income Taxes.............................. 20

SECTION 2.     THE LOANS.............................................. 20
               ---------
     2.1  The Reducing Commitment and the Reducing Loans.............. 20
     2.2  Making and Conversion/Continuation of the Loans............. 27
     2.3  The Notes................................................... 28
     2.4  Fees........................................................ 28
     2.5  Prepayment.................................................. 29
     2.6  Reserves or Deposit Requirements, Etc....................... 31
     2.7  Tax Law, Increased Costs, Etc............................... 32
     2.8  Eurodollar Deposits Unavailable or Interest
            Rate Unascertainable...................................... 32
     2.9  Changes in Law Rendering LIBOR Loans Unlawful............... 32
     2.10 Funding..................................................... 33
     2.11 Indemnity................................................... 33
     2.12 Capital Adequacy............................................ 33
     2.13 Taxes                                                        34

SECTION 3.     INTEREST; PAYMENTS..................................... 35
               ------------------
     3.1  Interest.................................................... 35
     3.2  Manner of Payments.......................................... 36

SECTION 4.     CLOSING................................................ 37
               -------

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS........ 38
               -----------------------------------------------
     5.1  Organization and Powers..................................... 38
     5.2  Authorization............................................... 38
     5.3  Financial Statements........................................ 39
     5.4  Projections................................................. 39
     5.5  Capitalization of Holdco and of the Borrowers............... 39
     5.6  Subsidiaries................................................ 40
     5.7  Title to Properties; Patents, Trademarks, Etc............... 40
     5.8  Litigation; Proceedings..................................... 40
     5.9  Taxes....................................................... 41
     5.10 Absence of Conflicts........................................ 41
     5.11 Indebtedness................................................ 42
     5.12 Compliance.................................................. 42
     5.13 Statements Not Misleading................................... 42
     5.14 Consents or Approvals....................................... 43
     5.15 Material Contracts and Commitments.......................... 43
     5.16 Employee Benefit Plans...................................... 43
     5.17 Licenses.................................................... 44
     5.18 Material Restrictions....................................... 44
     5.19 Investment Company Act...................................... 45
     5.20 Absence of Material Adverse Effect.......................... 45
     5.21 Defaults.................................................... 45
     5.22 Real Property............................................... 45

                                                                       Page
                                                                       ----
     5.23 Securities Laws............................................. 45
     5.24 Insurance................................................... 45
     5.25 Labor Disputes.............................................. 46
     5.26 Environmental Compliance.................................... 46
     5.27 Solvency.................................................... 49
     5.28 Indenture and Offering Memorandum........................... 49

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS....... 49
               ------------------------------------------------
     6.1  Compliance.................................................. 50
     6.2  Security Agreements......................................... 50
     6.3  Pledge Agreements........................................... 51
     6.4  Real Property Matters....................................... 52
     6.5  Financing Statements........................................ 55
     6.6  Guaranties.................................................. 55
     6.7  Holdco Subordination Agreement.............................. 55
     6.8  Consummation of Holdco Financing and Reorganization......... 55
     6.9  No Indebtedness............................................. 56
     6.10 Opinion of Counsel.......................................... 56
     6.11 Insurance Certificates...................................... 56
     6.12 Financial Information....................................... 56
     6.13 Borrowing Request and Statement of Application of Proceeds.. 56
     6.14 Corporate Documents......................................... 57
     6.15 Lien Searches, Consents and Releases of Liens............... 57
     6.16 No Order, Judgment, Decree or Litigation.................... 58
     6.17 No Material Adverse Effect.................................. 58
     6.18 Fee Letter; Fees and Expenses............................... 58
     6.19 Legal Approval.............................................. 58
     6.20 Other Documents............................................. 59

SECTION 7.     AFFIRMATIVE COVENANTS OF THE BORROWERS................. 59
               --------------------------------------
     7.1  Use of Proceeds............................................. 59
     7.2  Continued Existence; Compliance with Law.................... 59
     7.3  Insurance................................................... 59
     7.4  Obligations and Taxes....................................... 60
     7.5  Financial Statements and Reports............................ 61
     7.6  Notices..................................................... 63
     7.7  Maintenance of Property..................................... 64
     7.8  Information and Inspection.................................. 64
     7.9  Maintenance of Liens........................................ 65
     7.10 Title To Property........................................... 65
     7.11 Environmental Compliance and Indemnity...................... 65
     7.12 Appraisals.................................................. 67
     7.13 Rate Hedging Obligations.................................... 67
     7.14 Maintenance of Separate Identity............................ 67

SECTION 8.     NEGATIVE COVENANTS OF THE BORROWERS.................... 68
               -----------------------------------
     8.1  Indebtedness................................................ 68
     8.2  Liens....................................................... 68
     8.3  Guaranties.................................................. 68
     8.4  Rental and Conditional Sale Obligations..................... 69
     8.5  Real Property Interests..................................... 69

                                                                       Page
                                                                       ----
     8.6  Capitalized Lease Obligations............................... 69
     8.7  Capital Expenditures........................................ 69
     8.8  Notes, Accounts Receivable and Claims....................... 70
     8.9  Capital Distributions....................................... 70
     8.10 Disposal of Property; Mergers; Acquisitions; Reorganizations
            Reorganizations........................................... 71
     8.11 Investments................................................. 75
     8.12 Amendment of Governing Documents............................ 76
     8.13 Financial Covenants......................................... 76
     8.14 Management Agreements and Fees.............................. 77
     8.15 Fiscal Year................................................. 77
     8.16 ERISA....................................................... 78
     8.17 Affiliates.................................................. 78
     8.18 Change of Name or Corporate Structure....................... 78
     8.19 Amendments or Waivers....................................... 78
     8.20 Issuance or Transfer of Capital Stock....................... 78
     8.21 Change in Business.......................................... 78
     8.22 Regulation U................................................ 78
     8.23 Subordinated Debt........................................... 79

SECTION 9.     EVENTS OF DEFAULT...................................... 79
               -----------------
     9.1  Non-Payment................................................. 79
     9.2  Failure of Performance in Respect of Other Obligations...... 79
     9.3  Breach of Warranty.......................................... 80
     9.4  Cross-Defaults.............................................. 80
     9.5  Assignment for Benefit of Creditors......................... 80
     9.6  Bankruptcy.................................................. 80
     9.7  Appointment of Receiver; Liquidation........................ 81
     9.8  Judgments................................................... 81
     9.9  Impairment of Collateral; Invalidation of any
            Loan Document............................................. 81
     9.10 Termination of License or Agreements........................ 82
     9.11 Change of Control........................................... 82
     9.12 Default under Collateral Document........................... 82
     9.13 Condemnation................................................ 82
     9.14 Material Adverse Effect..................................... 83

SECTION 10.    REMEDIES............................................... 83
               --------
     10.1  Optional Defaults.......................................... 83
     10.2  Automatic Defaults......................................... 83
     10.3  Performance by the Banks................................... 84
     10.4  Other Remedies............................................. 84
     10.5  Enforcement and Waiver by the Banks........................ 84

SECTION 11.    THE AGENTS............................................. 84
               ----------
     11.1  Appointment................................................ 84
     11.2  Powers..................................................... 85
     11.3  General Immunity........................................... 85
     11.4  Action on Instructions of the Banks........................ 86
     11.5  Employment of Administrative Agents and Counsel............ 86
     11.6  Reliance on Documents; Counsel............................. 86
     11.7  Administrative Agent's Reimbursement and Indemnification... 86

                                                                       Page
                                                                       ----
     11.8  Rights as a Bank........................................... 87
     11.9  Bank Credit Decision....................................... 87
     11.10 Successor Administrative Agent............................. 88
     11.11 Ratable Sharing............................................ 88
     11.12 Actions by the Administrative Agent and the Banks.......... 89

SECTION 12.    MISCELLANEOUS.......................................... 89
               -------------
     12.1  Construction............................................... 89
     12.2  Further Assurance.......................................... 90
     12.3  Expenses of the Administrative Agent,
            Syndication Agent and the Banks; Indemnification.......... 90
     12.4  Notices.................................................... 91
     12.5  Waiver and Release by the Borrowers........................ 92
     12.6  Right of Set Off........................................... 93
     12.7  Successors and Assigns; Participations..................... 93
     12.8  APPLICABLE LAW............................................. 95
     12.9  ENFORCEMENT................................................ 96
     12.10 JURY TRIAL WAIVER.......................................... 96
     12.11 Binding Effect and Entire Agreement; No Oral Agreements.... 97
     12.12 Counterparts............................................... 97
     12.13 Survival of Agreements..................................... 97
     12.14 Modification............................................... 97
     12.15 Separability............................................... 98
     12.16 Section Headings........................................... 99
     12.17 Termination................................................ 99
     12.18 Interest Limitation........................................ 99
     12.19 DTPA Waiver................................................100

                      AMENDED AND RESTATED LOAN AGREEMENT
                      -----------------------------------


          THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of June __, 1998, by and among CROWN COMMUNICATION INC., a Delaware corporation ("CCI"), CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, a Puerto Rico corporation ("CCI-PR" and, together with CCI, collectively, the "Borrowers" and individually, a "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof, KEY CORPORATE CAPITAL INC., as Administrative Agent and Documentation Agent (the "Administrative Agent"), and PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent (the "Syndication Agent").


                               R E C I T A L S:
                               ---------------

          Castle Tower Corporation, CCI-PR, the Administrative Agent, the Syndication Agent and the Banks entered into a Loan Agreement dated as of April 26, 1995, as amended by the First Amendment to Loan Agreement dated as of June 26, 1996, the Second Amendment to Loan Agreement dated as of January 17, 1997, the Third Amendment to Loan Agreement dated as of April 3, 1997, the Fourth Amendment to Loan Agreement dated as of October 31, 1997, and the Fifth Amendment to Loan Agreement dated as of November 24, 1997 (as so amended, the "Original Agreement"), pursuant to which the Banks agreed to make available to Castle Tower Corporation and CCI-PR loans of up to $100,000,000. Castle Tower Corporation has merged with and into CCI, and as a result of such merger, by operation of law, CCI has assumed all of the obligations of Castle Tower Corporation under the Original Agreement and the notes issued pursuant thereto. The Borrowers have requested that the Original Agreement be amended and restated to incorporate in one document all of the amendments to the Original Agreement, to reflect the merger of Castle Tower Corporation into CCI and to make certain other changes. The Agents and the Banks, subject to the terms and conditions hereof, have agreed to such request.


                             A G R E E M E N T S:
                             --------------------

          Accordingly, the Borrowers, the Banks and the Agents agree as follows:

SECTION 1.     DEFINITIONS.
               -----------

          1.1  Definitions.  All terms typed with leading capitals are terms
               -----------
defined in this Agreement. For the purposes of this Agreement, the terms defined in this Section 1 shall have the meanings set out below.

          "Affiliate" means, with respect to any Person, (a) any other Person
           ---------
which is directly or indirectly controlled by, under common control with or controlling the first specified Person; (b) a Person owning beneficially or controlling 5% or more of the equity interest in such other Person; (c) any officer, director or partner of such other Person; or (d) any spouse or relative (by blood, adoption or marriage) of any such individual Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Agents" means collectively the Administrative Agent and the
           ------
Syndication Agent.

          "Applicable Margin" means, as of any date of determination, the
           -----------------
percentage determined from the following table based upon the ratio of Total Debt as of such date to Operating Cash Flow for the four quarter period then ended or then most recently ended:

Ratio of Total Debt        Applicable          Applicable
to Operating Cash          Margin for          Margin for
Flow:                      Base Rate Loans:    LIBOR Loans:
----                       ----------------    -------------
Greater than 6.5:1.0       1.500%               3.250%

Greater than 6.0:1.0       1.250%
but less than or
equal to 6.5:1.0

2.750%Greater than         1.000%               2.250%
5.5:1.0 but less
than or equal to
6.0:1.0

Greater than 5.0:1.0       0.875%               2.125%
but less than or
equal to 5.5:1.0

Greater than 4.5:1.0       0.625%               1.875%
but less than or
equal to 5.0:1.0

Greater than 4.0:1.0       0.375%               1.625%
but less than or
equal to 4.5:1.0

Greater than 3.5:1.0       0.000%               1.250%
but less than or
equal to 4.0:1.0

Less than or equal         0.000%               1.000%
to 3.5:1.0

          "Applicable Percentage" means, as of any date of determination, the
           ---------------------
percentage determined from the following table based upon the Leverage Ratio:

Leverage Ratio:             Applicable Percentage:
--------------              ---------------------
Greater than or equal to              50%
5.0:1.0

Less than 5.0:1.0                      0%;

provided, however, that the Applicable Percentage shall be 100% if at the time
--------  -------
of determination a Possible Default or Event of Default exists.

          "Asset Sale" means the sale by either Borrower or any of their
           ----------
Subsidiaries to any Person of any assets of such Borrower or Subsidiary, other than (a) the sale of assets with an aggregate value which does not exceed in any fiscal year an amount equal to $500,000 and (b) the sale in the ordinary course of business of assets held for resale in the ordinary course of business or the trade in or replacement of assets in the ordinary course of business or the disposition of any asset which, in the good faith exercise of its business judgment, such Borrower or Subsidiary determines is no longer useful in the conduct of its business.

          "Banking Day" means a day on which the main office of the
           -----------
Administrative Agent is open to the public for the transaction of business, and on which, with respect to any LIBOR Loan, banks are open for business in London, England, and quoting deposit rates for dollar deposits.

          "Banks" means the financial institutions listed on the signature pages
           -----
of this Agreement and their respective
successors and assigns; the term "Banks" shall include the Issuing Bank.

          "Base Rate" means the rate of interest determined and publicly
           ---------
announced by the Administrative Agent from time to time as its prime rate at its main office in Cleveland, Ohio. The prime rate functions as a reference rate index, and the Administrative Agent may charge other borrowers more or less than the prime rate. The Base Rate will automatically change as and when such prime rate changes.

          "Base Rate Loans" means those Reducing Loans described in Section 2.1
           ---------------
on which the Borrowers shall pay interest at a rate based on the Base Rate.

          "Benefit Arrangement" means any pension, profit-sharing, thrift or
           -------------------
other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, stock ownership, stock purchase, stock option, performance share, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, to which either Borrower or any member of the Controlled Group is, or in the preceding six years was, required to contribute on behalf of its employees or directors, whether or not such plan, agreement, arrangement or understanding is subject to ERISA.

          "Borrowers Security Agreement" has the meaning assigned to it in
           ----------------------------
Section 6.2(a).

          "Capital Distribution" means any dividend, payment or distribution
           --------------------
made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock, partnership interest or other equity interest of a Person or as a dividend, return of capital or other payment or distribution of any kind to a stockholder or partner of such Person (other than any stock dividend or stock split or similar distribution payable only in capital stock of such Person) in respect of such Person's capital stock or partnership interests.

          "Capital Expenditures" means any payments which are made by a Person
           --------------------
for or in connection with the rental, lease, purchase, construction or use of any real or personal property the value or cost of which, under GAAP, should be capitalized and appear on such Person's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by such Person or any other Person; provided, however, that neither (a) the capitalized portion of
                  --------  -------
the purchase price payable pursuant to a Qualified Acquisition nor (b) the capitalized portion of expenditures for the construction or improvement of communications tower facilities shall constitute a Capital Expenditure.

          "Capitalized Lease Obligations" means, as to any Person, the
           -----------------------------
obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP.

          "CCI Pledge Agreement" has the meaning assigned to it in Section
           --------------------
6.3(b).

          "Closing" and "Closing Date" have the meanings assigned to them in
           -------       ------------
Section 4.

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Collateral Documents" means all promissory notes, letters of credit,
           --------------------
agreements, assignments, guaranties, mortgages, financing statements, certificates and other agreements, instruments and documents which are required by this Agreement or any other Collateral Document to be executed or delivered by or on behalf of either Borrower, any of their Subsidiaries, Holdco or any other Person.

          "Controlled Group" means a controlled group of entities which are
           ----------------
treated as a single employer under Sections 414(b), 414(c) or 414(m) of the Code of which either Borrower or any of their Subsidiaries is a part.

          "Crown Mobile" means Crown Mobile Systems, Inc., a Pennsylvania
           ------------
corporation which is a wholly owned Subsidiary of CCI.

          "Crown Network" means Crown Network Systems, Inc., a Pennsylvania
           -------------
corporation which is a wholly owned Subsidiary of CCI.

          "Debt Service" means, for any period, the sum of (a) all scheduled
           ------------
Reducing Commitment reductions under Section 2.1(b) during such period, (b) all principal payments required to be made by the Borrowers and their Subsidiaries on Total Debt, other than the Loans, but including, without limitation, Seller Debt and Capitalized

Lease Obligations, during such period, and (c) all cash interest payments on, and fees in respect of, Total Debt, and all fees in respect of the Letters of Credit, required to be made by the Borrowers and their Subsidiaries during such period.

          "Default Interest Rate" means a rate of interest equal to the sum of
           ---------------------
the Base Rate plus 3.5% per annum.

          "Discount Rate" means, with respect to a prepayment or conversion of a
           -------------
LIBOR Loan on a date other than the last day of its Interest Period, a rate equal to the interest rate (as of the date of prepayment or conversion) on United States Treasury obligations in a like amount as such Loan and with a maturity approximately equal to the period between the prepayment or conversion date and the last day of the Interest Period of such Loan, as determined by the Administrative Agent.

          "Environmental Claim" means, with respect to any Person, any written
           -------------------
or oral notice, claim, demand, request for information, citation, summons, order or other communication (each, a "claim") by any other Person alleging or
                                 -----
asserting the liability of the recipient of such claim for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property or health, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence or Release of any Hazardous Material at or from any location, whether or not owned by such Person, or (b) any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" means all provisions of law, statutes,
           ------------------
ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing regulating, relating to or imposing liability or a standard of conduct concerning the environment or regulating the emission, release or discharge of substances into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the regulations thereunder.

          "Event of Default" means any of the events specified in Section 9.
           ----------------

          "Excess Cash Flow" means, as of any date of determination, Operating
           ----------------
Cash Flow for the four quarter period then most recently ended less the sum (without duplication) of (a) all Debt Service incurred by the Borrowers and their Subsidiaries in such period, (b) income taxes incurred by the Borrowers and their Subsidiaries in such period, (c) Capital Expenditures, excluding proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, paid in cash by the Borrowers and their Subsidiaries during such fiscal year to the extent permitted pursuant to Section 8.7, (d) Capitalized Lease Obligation payments made by the Borrowers and their Subsidiaries during such period to the extent permitted pursuant to Section 8.6,
(e) Capital Distributions made by CCI to the extent permitted pursuant to
Section 8.9(a)(ii) or (iii), and (f) the excess, if any, in Working Capital of the Borrowers and their Subsidiaries as of the end of such fiscal year over the Working Capital of the Borrowers and their Subsidiaries as of the end of the prior fiscal year.

          "Extraordinary Items" means, to the extent deducted in calculating Net
           -------------------
Earnings, (a) gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business and (b) gains or losses from sales, exchanges and other dispositions of any Tower, Land Lease Agreement or management agreement in respect of a Tower, all on an after tax basis.

          "FCC" means the Federal Communications Commission or any governmental
           ---
authority at any time substituted therefor.

          "FAA" means the Federal Aviation Administration or any governmental
           ---
authority at any time substituted therefor.

          "Fee Letter" means the letter agreement among the Administrative
           ----------
Agent, the Syndication Agent and the Borrowers dated as of October 31, 1997, regarding certain fees.

          "Fixed Charge Coverage Ratio" means, as of any date of determination,
           ---------------------------
the ratio of Operating Cash Flow for the four quarter period then ended or most recently ended as of such date to Historical Fixed Charges as of such date.

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States, consistently applied.

          "Guarantor" means one who pledges its credit or property in any
           ---------
manner, or otherwise becomes responsible for the payment or other performance of the indebtedness, contract or other obligation of another Person and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind and one who has endorsed (otherwise than for collection or deposit in the ordinary course of business), or has discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, any Indebtedness or who has entered into any agreement for the purchase or other acquisition of any product, materials or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials or supplies or the non-furnishing of the services.

          "Hazardous Material" means, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other
                                         ----
materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Historical Fixed Charges" means, as of any date of determination, the
           ------------------------
sum (without duplication) of the aggregate amount of (a) all Debt Service payments made by the Borrowers and their Subsidiaries during the four quarter period then ended or most recently ended, (b) Capital Expenditures made by the Borrowers and their Subsidiaries during such four quarter period, (c) income taxes incurred by the Borrowers and their Subsidiaries during such four quarter period and (d) Capital Distributions made by CCI during such four quarter period.

          "Holdco" means Crown Castle International Corp., a Delaware
           ------
corporation which owns all of the issued and outstanding capital stock of CCI.

          "Holdco Guaranty" has the meaning assigned to it in Section 6.6(a).
           ---------------

          "Holdco Pledge Agreement" has the meaning assigned to it in Section
           -----------------------
6.3(a).

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and not more than ninety days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities in respect of which such Person is a Guarantor, (h) all Capitalized Lease Obligations of such Person, (i) all Rate Hedging Obligations, and (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances.
The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

          "Indenture" means the Indenture dated as of November 25, 1997, between
           ---------
Holdco and United States Trust Company of New York in respect of Holdco's 10 5/8% Senior Discount Notes due 2007.

          "Interest Expense" means, for any period, the gross interest expense
           ----------------
incurred by the Borrowers and their Subsidiaries in respect of their Indebtedness for such period (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Rate Hedging Obligations), determined on a consolidated basis, all fees payable under
Section 2.6 or the Fee Letter and any other fees, charges, commissions and discounts in respect of Indebtedness, including fees payable in connection with the Letters of Credit. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrowers with respect to Rate Hedging Obligations.

          "Interest Period" means, with respect to any LIBOR Loan, a period of
           ---------------
one, two or three months, selected by the Borrowers, commencing on the date such Loan is made, continued or converted and ending on the last day of such period. Whenever the last day of an Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall occur on the next succeeding Banking Day; provided, however, that if such extension of time would
                        --------  -------
cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day; and provided, further, that if the first day of an Interest Period is the
         --------  -------
last Banking Day of a month or a day for which there is no numerically corresponding day in the appropriate subsequent calendar month, then such Interest Period shall end on the last Banking Day of the appropriate subsequent calendar month. The Borrowers shall not select any Interest Period which extends beyond any date on which a payment is required to be made pursuant to
Section 2.1(b) or Section 2.5(b)(i) unless the sum of the amount available to be drawn under the Reducing Commitment plus the aggregate principal balance of all Base Rate Loans and all LIBOR Loans with Interest Periods ending prior to such date is at least equal to the maximum amount that is required to be paid on such date.

          "Issuing Bank" means Key Corporate Capital Inc. in its capacity as the
           ------------
issuer of the Letters of Credit, or any successor issuer of the Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Land Lease Agreement" means each lease for real property on which a
           --------------------
Borrower or one of their Subsidiaries owns, operates or maintains a Tower.

          "Letters of Credit" has the meaning assigned to it in Section 2.1(d).
           -----------------

          "Leverage Ratio" means, as of any date of determination, the ratio of
           --------------
Total Debt as of such date to Test Operating Cash Flow as of such date.

          "LIBOR" means the average (rounded upward to the nearest 1/16th of 1%)
           -----
of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the LIBOR Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent by prime banks in any Eurodollar market reasonably selected by the Administrative Agent, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

          "LIBOR Loans" means those Reducing Loans described in Section 2.1 on
           -----------
which the Borrowers shall pay interest at a rate based on the applicable LIBOR Rate.

          "LIBOR Prepayment Premium" means, with respect to the prepayment or
           ------------------------
conversion of any LIBOR Loan or any other receipt or recovery of any LIBOR Loan prior to the end of the applicable Interest Period, whether by voluntary prepayment, acceleration, conversion to a Base Rate Loan or otherwise, an amount equal to the sum of (a) the product of (i) the excess, if any, of the rate of interest then applicable to such Loan pursuant to Section 3.1 at the time of such prepayment or conversion over LIBOR calculated as of such date, multiplied by (ii) the principal amount so prepaid, converted or accelerated, as the case may be, multiplied by (iii) a fraction, the numerator of which is the number of days remaining in the related Interest Period and the denominator of which is 360 (taking into consideration the applicable compounding for the frequency of installment payments of the Loans being prepaid), plus (b) out-of-pocket costs and expenses incurred by the Banks and the Administrative Agent with respect to such prepayment.

          "LIBOR Rate" means a rate per annum equal to the quotient obtained
           ----------
(rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR by (b) 1.00 minus the LIBOR Reserve Percentage.

          "LIBOR Reserve Percentage" means for any day that percentage
           ------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the

Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

          "License" means any license, authorization, permit, consent, franchise
           -------
ordinance, registration, certificate, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the construction or maintenance of a Tower or the use of a Tower for wireless communications.

          "Licensing Authority" means a governmental authority which has granted
           -------------------
a License.

          "Lien" as applied to the property of any Person means: (a) any
           ----
mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness in priority to the payment of the general, unsecured creditors of such person; (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness; and (d) in the case of securities or other equity interests, any purchase option, call or similar right of a third party with respect to such securities or other equity interests.

          "Loans" means the Reducing Loans, including all amounts drawn under
           -----
any Letter of Credit (which amounts shall be deemed to be Reducing Loans) and not repaid.

          "Material Adverse Effect" means a material adverse effect upon or
           -----------------------
change in (a) the properties, assets, business, operations, financial condition, prospects, liabilities or capitalization of Holdco, either Borrower or any Subsidiary of either Borrower or on the ability of either Borrower or any Subsidiary of either Borrower to conduct its business or to own or maintain its Material Towers, (b) the ability of Holdco, either Borrower, any of their Subsidiaries or any other party to a Collateral Document (other than the Administrative Agent and the Banks) to perform its obligations hereunder or under any other Collateral Document to which it is a party, (c) the validity or enforceability of this Agreement, any Note or any other Collateral Document, or
(d) the rights or remedies of the Administrative Agent or the Banks under this Agreement, the Notes or any other Collateral Document or at law or in equity or the value of any material collateral granted to the Administrative Agent, for the benefit of the Banks, pursuant to any Collateral Document.

          "Material Towers" means, as of any date of determination, any Tower or
           ---------------
any group or set of Towers wheresoever located to which more than 10% of the Operating Cash Flow for any of the immediately prior four fiscal quarters is attributable.

          "Mortgages" has the meaning assigned to it in Section 6.4(a).
           ---------

          "Net Earnings" means the consolidated net income (or deficit) of the
           ------------
Borrowers and their Subsidiaries for the period involved, after taxes, if any, and after all proper charges and reserves (excluding, however, Extraordinary Items), all as determined in accordance with GAAP.

          "Notes" means the Reducing Notes and any notes issued in connection
           -----
with the issuance of a Letter of Credit.

          "Obligation" means any obligation of the Borrowers (a) to pay to the
           ----------
Banks the principal of and interest on the Loans and the Notes in accordance with the terms hereof and thereof, including, without limitation, any interest accruing after the date of any filing by either Borrower or any of their Subsidiaries of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to either Borrower or any of their Subsidiaries, regardless of whether such interest is allowable as a claim in any such proceeding; (b) in respect of the contingent liability of the Borrowers under all outstanding Letters of Credit; (c) in respect of any Rate Hedging Obligations owing to any Bank or any Affiliate of any Bank; (d) to pay, satisfy or perform any other agreement, liability or obligation of either Borrower or any other Person to the Administrative Agent or any Bank, arising under this Agreement or any Collateral Document, whether now existing or hereafter incurred by reason of future advances or otherwise, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor, and including without limitation all fees, indemnification amounts, costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by the Administrative Agent or any Bank for the protection and preservation or enforcement of its rights and remedies arising hereunder or under the Collateral Documents; (e) to repay to the Administrative Agent and the Banks all amounts advanced at any time by the Administrative Agent or the Banks hereunder or under any Collateral Document, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors or other Persons, or for taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the property of either Borrower or of any of their Subsidiaries; (f) to perform any covenant or agreement made with the Admiistrative Agent or the Banks pursuant to this Agreement or any Collateral Document; (g) to take any other action in respect of any other liability of any nature of either Borrower or any of their Subsidiaries to the Administrative Agent or the Banks under this Agreement or any Collateral Document; or (h) any renewal, continuation or extension of any of the foregoing.

          "Offering Memorandum" means the Offering Memorandum dated November 20,
           -------------------
1997, of Holdco relating to its 10 5/8% Senior Discount Notes due 2007.

          "Operating Cash Flow" means, with respect to the Borrowers for any
           -------------------
period, the Net Earnings for such period plus (a) provision for taxes based on income or profits of the Borrowers and their Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Net Earnings, plus (b) Interest Expense of the Borrowers and their Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Rate Hedging Obligations), to the extent that any such expense was deducted in computing such Net Earnings, plus (c) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of the Borrowers and their Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Earnings, minus (d) non-cash items increasing such Net Earnings for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP. For purposes of calculating Operating Cash Flow for any period, each Qualified Acquisition and each sale or other disposition of any Towers and related assets, whether by purchase or sale of stock or assets, which occurs during such period, shall be deemed to have occurred on the first day of such period; accordingly, the operating cash flow received by the seller of the Towers and related assets, or of a management agreement in respect thereof, acquired pursuant to each Qualified Acquisition shall be included for the entire period and the Operating Cash Flow relating to any Towers and related assets, or of a management agreement in respect thereof, sold or otherwise disposed of during such period shall be excluded from the calculation of Operating Cash Flow for the entire period.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
governmental authority at any time substituted therefor.

          "Pension Plan" means an employee pension benefit plan as defined in
           ------------
Section 3(2) of ERISA which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

          "Permitted Lien" means any of the following Liens:
           --------------

                (a) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and as to which the affected Borrower or Subsidiary has set aside adequate reserves on its books and which do not entail any risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

                (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, landlord's, artisan's, workman's, contractor's, carrier's or other like Liens, (i) incurred in good faith in the ordinary course of business,
(ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings, (iii) as to which the affected Borrower or Subsidiary has set aside adequate reserves upon its books or bonded satisfactorily to the Administrative Agent and (iv) which do not entail any risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

          (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title, provided that none of
                                                         --------
such encumbrances materially impairs the use or value of any property in the operation of the affected Borrower's or Subsidiary's business;

          (d) Liens securing conditional sale, rental or purchase money obligations permitted under Section 8.4, but only in the property which is the subject of such obligations;

          (e) Liens arising under or pursuant to this Agreement or any Collateral Document or otherwise securing any Obligation;

          (f) Liens in respect of judgments or awards with respect to which the affected Borrower or Subsidiary is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards the affected Borrower or Subsidiary has established adequate reserves on its books or has bonded in a manner satisfactory to the Administrative Agent;

          (g) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

          (h) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations to the extent permitted herein and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property; and

          (i)  any other Liens listed on Exhibit F hereto or to which the
                                         ---------
Required Banks have consented in writing.

          "Person" includes natural persons, governmental agencies and
           ------
authorities, corporations, business trusts, associations, companies, limited liability companies, joint ventures and partnerships.

          "Plan" means any employee benefit plan, as defined under Section 3(3)
           ----
of ERISA, established or maintained by either Borrower or any member of the Controlled Group or any such Plan to which either Borrower or any member of the Controlled Group is, or in the last six years was, required to contribute on behalf of its employees.

          "Pledge Agreements" means the Holdco Pledge Agreement, the CCI Pledge
           -----------------
Agreement and the Subsidiary Pledge Agreement.

          "Possible Default" means an event, condition, situation or thing which
           ----------------
constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

          "Projected Debt Service" means, as of any date of determination, the
           ----------------------
sum of (a) all scheduled Reducing Commitment reductions under Section 2.1(b) during the four quarter period following the end of the fiscal quarter then most recently ended, (b) all principal payments required to be made by the Borrowers and their Subsidiaries on Total Debt, other than the Loans, but including, without limitation, Seller Debt and Capitalized Lease Obligations, during such subsequent four quarter period, and (c) all Interest Expense and fees on Total Debt to be incurred by the Borrowers and their Subsidiaries during such subsequent four quarter period. In calculating Projected Debt Service, (i) the interest rate applicable during such subsequent four quarter period to any Indebtedness which does not bear interest at a rate which is fixed (either by its terms or pursuant to an agreement regarding Rate Hedging Obligations) for the entire subsequent period shall be deemed to be the interest rate in effect as of the date of determination, and (ii) it shall be assumed that the principal amount of Loans outstanding as of the date of determination will be outstanding for the subsequent four quarter period subject to any required commitment reductions.

          "Purchase Price", in respect of any Qualified Acquisition (whether of
           --------------
assets, stock or other equity interests), means the total consideration payable in connection with such acquisition, whether payable in cash, by a note or other property, or by the assumption of indebtedness and including all forms of deferred compensation, such as non-compete agreements, consulting agreements and the like.

          "Qualified Acquisition" has the meaning assigned to it in Section
           ---------------------
8.10(b).

          "Quarterly Date" means the last day of each March, June, September and
           --------------
December.

          "Ratable Share" means, with respect to any Bank, its pro rata share of
           -------------
the Reducing Commitment, the Letters of Credit or the Loans. As of the date of this Agreement, the Ratable Shares of the Banks shall be as listed on Schedule
1.1 attached hereto.

          "Rate Hedging Obligations" means any and all obligations of the
           ------------------------
Borrowers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrowers from the fluctuations of interest rates, including, but not limited to, interest rate exchange or swap agreements and interest rate cap or collar protection agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

          "Reducing Commitment" has the meaning assigned to it in Section
           -------------------
2.1(a).

          "Reducing Loans" has the meaning assigned to it in Section 2.1(a).
           --------------

          "Reducing Notes" has the meaning assigned to it in Section 2.3.
           --------------

          "Regulatory Change" means the adoption of or any change in federal,
           -----------------
state or local treaties, laws, rules, regulations or policies or the adoption of or change in any interpretations, guidelines, directives or requests of or under any federal, state or local treaties, laws, rules, regulations or policies (whether or not having the force of law) by any court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of

Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reportable Event" means a reportable event as that term is defined in
           ----------------
Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a
                                                             --------
failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code).

          "Required Banks" means, at any time, Banks holding at least 66 2/3% of
           --------------
the then aggregate unpaid principal amount of the Notes and the stated amount of the outstanding Letters of Credit, or, if no principal amount of the Notes or any Letter of Credit is then outstanding, Banks having at least 66 2/3% of the Reducing Commitment.

          "Security Agreements" means the Borrowers Security Agreement and the
           -------------------
Subsidiary Security Agreement.

          "Seller Debt" has the meaning assigned to it in Section 8.10(b).
           -----------

          "Southpointe Lease" means the Lease dated January 5, 1998, between
           -----------------
Southpointe Corporate Centers, Ltd. and CCI with respect to property located at 375 Southpointe Boulevard, Cecil Township, Washington County, Pennsylvania.

          "Spectrum" means Spectrum Site Management Corporation, a Delaware
           --------
corporation which is a wholly owned Subsidiary of CCI.

          "Subsidiary" means, with respect to any Person, each partnership,
           ----------
corporation or limited liability company, the majority of the outstanding partnership interests, capital stock, membership interests or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such Person.

          "Subsidiary Guaranty" has the meaning assigned to it in Section
           -------------------
6.6(b).

          "Subsidiary Pledge Agreement" has the meaning assigned to it in
           ---------------------------
Section 6.3(c).

          "Subsidiary Security Agreement" has the meaning assigned to it in
           -----------------------------
Section 6.2(b).

          "TEA" means TEA Group Incorporated, a Georgia corporation which is a
           ---
wholly owned Subsidiary of CCI.

          "TeleStructures" means TeleStructures, Inc., a Georgia corporation
           --------------
which is a wholly owned Subsidiary of TEA.

          "Termination Date" means December 31, 2004.
           ----------------

          "Test Operating Cash Flow" means, as of any date, the sum of (a)
           ------------------------
Operating Cash Flow for the four quarter period then ended or then most recently ended less that portion of such Operating Cash Flow which is attributable to the leasing or licensing of space on Towers, and (b) the product of four times that portion of Operating Cash Flow for the quarter then ended or most recently ended which is attributable to the leasing or licensing of space on Towers.

          "Total Debt" means, without duplication, (a) all Indebtedness of the
           ----------
Borrowers and their Subsidiaries for borrowed money, including the Loans, all Capitalized Lease Obligations of the Borrowers and their Subsidiaries, all other Indebtedness of the Borrowers and their Subsidiaries represented by notes or drafts representing extensions of credit for borrowed money, all other Indebtedness of other Persons for which either Borrower or any of their Subsidiaries is a Guarantor, all obligations of the Borrowers and their Subsidiaries evidenced by bonds, debentures, notes or other similar instruments (including all such obligations to which any property or asset owned by a Borrower or any Subsidiary of a Borrower is subject, whether or not the obligation secured thereby shall have been assumed) and all obligations of either Borrower or any of their Subsidiaries as an account party to reimburse any bank or any other Person in respect of letters of credit (other than the Letters of Credit) or bankers' acceptances, plus (b) each of the following items of Indebtedness to the extent such Indebtedness has a maturity date, or requires a principal payment, prior to the Termination Date: all Indebtedness for borrowed money of Holdco, all other Indebtedness of Holdco represented by notes or drafts representing extensions of credit for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar instruments of Holdco and all obligations of Holdco as an account party to reimburse any bank or any other Person in respect of letters of credit or bankers' acceptances.

          "Towers" means the wireless communications towers owned or leased by
           ------
the Borrowers and their Subsidiaries or which are subject to a management agreement to which either Borrower or a Subsidiary of a Borrower is a party.

          "Working Capital" means, as of any date, the excess of the Borrowers'
           ---------------
and their Subsidiaries' combined current assets, other than cash, over their combined current liabilities, other than the current portion of long term debt, as of such date.

          1.2  Other Terms.  Except as otherwise specifically provided in this
               -----------
Agreement, each term not otherwise expressly defined herein which is defined in the Uniform Commercial Code, as amended (the "UCC"), as adopted in any applicable jurisdiction, shall have the meaning assigned to it in the UCC in effect in such jurisdiction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits or Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement or any Collateral Document, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          1.3  Accounting Terms; Income Taxes.  All accounting terms used in
               ------------------------------
this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP. All financial or accounting calculations or determinations required pursuant to this Agreement unless otherwise expressly provided shall be made on a consolidated basis for the Borrowers and their Subsidiaries. The term "income tax" as used herein shall be deemed to include the earned surplus element of the franchise tax imposed by the State of Texas on income allocated to Texas.

SECTION 2.     THE LOANS.
               ---------

          2.1  The Reducing Commitment and the Reducing Loans.
               ----------------------------------------------

               (a) Subject to the terms and conditions hereof, during the period from the Closing Date up to but not including the Termination Date, the Banks severally, but not jointly, shall make loans to the Borrowers in such amounts as the Borrowers may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $100,000,000 (as such amount may be reduced from time to time, the "Reducing Commitment"); provided,
                                                                     --------
however, that in no event shall the aggregate principal amount of such loans
-------
plus the aggregate stated amount of the Letters of Credit exceed the Reducing Commitment. All amounts borrowed by the Borrowers pursuant to this Section 2.1(a) and all amounts drawn under any Letter of Credit and not repaid may be referred to hereinafter collectively as the "Reducing Loans." Each Reducing Loan requested by the Borrowers shall be funded by the Banks in accordance with their Ratable Shares of the requested Reducing Loan. A Bank shall not be obligated hereunder to make any additional Reducing Loan if immediately after making such Reducing Loan, the aggregate principal balance of all Reducing Loans made by such Bank plus such Bank's Ratable Share of any outstanding Letters of Credit would exceed such Bank's Ratable Share of the Reducing Commitment. The Reducing Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.2.

               (b) On each date set forth in the table below, the Reducing Commitment shall automatically reduce by the amount set forth for such date in such table:

=====================================================================
Calendar    March 31     June 30       September 30    December 31
Year
=====================================================================
2001        $5,000,000   $5,000,000    $5,000,000      $5,000,000
=====================================================================
2002        $5,000,000   $5,000,000    $5,000,000      $5,000,000
=====================================================================
2003        $5,000,000   $5,000,000    $5,000,000      $5,000,000
=====================================================================
2004        $5,000,000   $5,000,000    $5,000,000      all
                                                       remaining
                                                       principal
=====================================================================

          (c) Prior to the Termination Date, the Borrowers may, at their option, from time to time prepay all or any portion of the Reducing Loans, subject to the provisions of Section 2.5, and the Borrowers may reborrow from time to time hereunder amounts so paid up to the amount of the Reducing Commitment in effect at the time of reborrowing.

          (d)  Letters of Credit.
               -----------------

               (i)   Issuance. Subject to the terms and conditions hereof,
                     --------
including the provisions of Section 6, the Borrowers may request that the Issuing Bank issue, from time to time during the period from the Closing Date through the date that is thirty days prior to the Termination Date, and the Issuing Bank agrees to issue, from time to time, letters of credit in an aggregate stated amount not exceeding $5,000,000 (the "Letters of Credit"). No Letter of Credit shall be issued for a term of more than three hundred sixty-four days, and no Letter of Credit shall have an expiration date which is later than the Termination Date. No Letter of Credit shall be issued if after giving effect to such issuance, the sum of the outstanding principal balance of the Reducing Loans (including amounts drawn on Letters of Credit and not repaid), plus the aggregate stated amount of outstanding Letters of Credit, would exceed the Reducing Commitment. Each Letter of Credit shall be issued in the manner and on the conditions set forth in this Section 2.1(d) and Section 6. Each Letter of Credit shall be in the Issuing Bank's standard form for letters of credit or in such other form as is acceptable to the Issuing Bank in form and substance.

               (ii)  Application. Each request for a Letter of Credit shall be
                     -----------
made to the Issuing Bank by an application on the Issuing Bank's standard form or in such other manner as the Issuing Bank may approve. Promptly following the issuance of any Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Banks of such issuance.

               (iii) Participation by the Banks.
                     --------------------------

                    (A) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the other Banks in respect thereof, the Issuing Bank hereby grants to each other Bank, and each other Bank hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Ratable Share of the stated amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided, however, that no Bank shall be required to
                          --------  -------
acquire participations in any Letter of Credit that would result in its Ratable Share of the sum of outstanding Reducing Loans plus the stated amount of all outstanding Letters of Credit to be greater than its Ratable Share of the Reducing Commitment. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in accordance with Section 2.1(d)(iv), such Bank's Ratable Share of each amount disbursed pursuant to a Letter of Credit; provided, that payment by the Issuing Bank under such Letter
                  --------
of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

                    (B) Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (A) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of an Event of Default or Possible Default, or the reduction or termination of the Reducing Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (iv)  Letter of Credit Disbursements.
                     ------------------------------

                    (A) If the Administrative Agent has not received from the Borrowers the payment permitted pursuant to paragraph (B) of this Section 2.1(d)(iv) by 11:00 a.m., Cleveland time, on the date on which the Issuing Bank has notified the Borrowers that payment of a draft presented under any Letter of Credit will be made, as provided in such paragraph (B), the Administrative Agent shall promptly notify the Issuing Bank and each other Bank of the disbursement to be made under such Letter of Credit and, in the case of each Bank, its Ratable Share of such disbursement. Each Bank shall pay to the Administrative Agent, not later than 1:00 P.M., Cleveland time, on such date (or, if the Issuing Bank shall elect to defer reimbursement from the Banks hereunder, such later date as the Issuing Bank shall specify by notice to the Administrative Agent and the Banks), such Bank's Ratable Share of such disbursement, which the Administrative Agent shall promptly pay to the Issuing Bank. The Administrative Agent will promptly remit to each Bank its share of any amount subsequently received by the Administrative Agent from the Borrowers in respect of such disbursement; provided that amounts so received for the account of any Bank
              --------
prior
to payment by such Bank of amounts required to be paid by it hereunder in respect of any disbursement shall be remitted to the Issuing Bank.

                    (B) If the Issuing Bank shall receive any draft presented under any Letter of Credit, the Issuing Bank shall give notice thereof as provided in paragraph (C) below. If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrowers may (but shall not be required to) pay to the Administrative Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before 11:00 A.M., Cleveland time, on the Banking Day on which the Issuing Bank shall have notified the Borrowers that payment of such draft will be made. The Administrative Agent will promptly pay any such amounts received by it to the Issuing Bank.

                    (C) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as reasonably practicable give oral notification, confirmed in writing, to the Administrative Agent and the Borrowers of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrowers of their obligation to reimburse such disbursement, and the Administrative Agent shall promptly give each Bank notice thereof.

                    (D) Any amounts paid by the Issuing Bank on any Letter of Credit shall be deemed to be a Reducing Loan for all purposes of this Agreement and shall bear interest from the date of payment by the Issuing Bank at the rates provided in Section 3.1 until paid in full.

               (v)  Obligation to Repay Letter of Credit Disbursements, etc. The
                    -------------------------------------------------------
Borrowers assume all risks in connection with the Letters of Credit and the Borrowers' obligation to repay each disbursement under a Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                    (A) any lack of validity or enforceability of any Letter of Credit;

                    (B) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, the Issuing Bank or any other Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                    (C) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and

                    (D) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

          It is understood that in making any payment under a Letter of Credit
(I) the Issuing Bank's exclusive reliance as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any documents presented pursuant to such Letter of Credit prove to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (II) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not be deemed willful misconduct or gross negligence of the Issuing Bank.

               (vi) Indemnification. The Borrowers jointly and severally shall:
                    ---------------
(A) indemnify and hold the Administrative Agent and each Bank (including the Issuing Bank) harmless from any loss resulting from any claim, demand or liability which may be asserted against the Administrative Agent or such Bank in connection with actions taken under any Letter of Credit, and (B) reimburse the Administrative Agent or such Bank for any fees or other reasonable expenses paid or incurred by the Administrative Agent or such Bank in connection with any Letter of Credit, other than any loss or expense resulting from the Administrative Agent's or such Bank's willful misconduct or gross negligence.

               (vii)  Security. Upon the occurrence of any Event of Default,
                      --------
the Borrowers shall, upon demand, pay to the Issuing Bank the stated amount of all outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit, this Agreement and the Notes. The payment by the Borrowers of such security shall not terminate the obligations of the Borrowers under this Section 2.1(d).

               (viii) Additional Costs. If any Regulatory Change shall either
                      ----------------
(A) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Administrative Agent or any Bank (or its holding company) any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting any Letter of Credit issued or to be issued hereunder, or (B) subject the Issuing Bank, the Administrative Agent or any Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever, or (C) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Issuing Bank's, the Administrative Agent's or any Bank's (or its holding company's) capital or cost base for issuing such Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit, or (D) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Administrative Agent or any Bank (or its holding company) any capital requirement, increased capital requirement or similar requirement such as the deeming of such Letters of Credit to be assets held by the Issuing Bank, the Administrative Agent or such Bank (or its holding company) for capital calculation or other purposes and the result of any events referred to in (A), (B), (C) or (D) above shall be to increase the costs or decrease the benefit in any way to the Issuing Bank, the Administrative Agent or a Bank (or its holding company) of issuing, maintaining or participating in such Letters of Credit, then and in such event the Borrowers shall, within ten days after the mailing of written notice of such increased costs and/or decreased benefits to the Administrative Agent and the Borrowers, pay to the Issuing Bank, the Administrative Agent or such Bank all such additional amounts which in the Issuing Bank's, the Administrative Agent's or such Bank's sole good faith calculation as allocated to such Letters of Credit, shall be sufficient to compensate it (or its holding company) for all such inreased costs and/or decreased benefits. The Issuing Bank's, the Administrative Agent's or such Bank's calculation shall be conclusive absent manifest error.

               (ix)   Fees. Each Letter of Credit shall be issued for a fee
                      ----
equal to the product of the Applicable

Margin applicable to LIBOR Loans as of the date of issuance thereof times the stated amount thereof, payable upon issuance. The fee shall be payable to the Administrative Agent for the benefit of the Banks in accordance with their Ratable Shares. If any Letter of Credit is drawn upon prior to its expiration date, the Banks shall reimburse to the Borrowers that portion of the fee allocable to the period from the date of the draw to the expiration date, calculated in accordance with the Issuing Bank's standard letter of credit procedures. In addition, the Borrowers shall pay to the Issuing Bank for its own account its standard charges for the issuance of letters of credit and for draws upon letters of credit, which charges, as of the date hereof, are as follows:
(i) $200 per Letter of Credit, payable upon issuance and (ii) $100 per Letter of Credit, payable upon a draw under such Letter of Credit.

               (e) At any time prior to the Termination Date, by written notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrowers may permanently terminate, or from time to time permanently reduce, the Reducing Commitment. Such notice shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $2,500,000 or an integral multiple of $1,000,000 in excess thereof. The Administrative Agent shall notify the Banks of any such reduction or termination of the Reducing Commitment.

               (f) All Reducing Loans, together with all interest accrued thereon, shall be paid in full no later than the Termination Date.

               (g)  All reductions of the Reducing Commitment pursuant to
Section 2.1(e), 2.5(c) or any other provision of this Agreement shall be permanent reductions, and the Reducing Commitment shall not be increased.

          2.2  Making and Conversion/Continuation of the Loans.
               -----------------------------------------------

               (a)  Making of the Loans.
                    -------------------

                    (i) Each Reducing Loan shall be made by the Banks in such amount as the Borrowers shall request, provided that each borrowing shall be in
                                       --------
an amount which is a minimum of (A), with respect to any LIBOR Loan, $1,000,000, and integral multiples of $500,000 in excess thereof, and (B) with respect to any Base Rate Loan,

$500,000 and integral multiples of $250,000 in excess thereof or such lesser amount as may be equal to the then unused portion of the Reducing Commitment. The obligation of the Banks to make any Loan is conditioned upon (x) the fact that no Possible Default or Event of Default shall then exist or immediately after the Loan would exist; (y) the fact that all of the Collateral Documents shall still be in full force and effect; and (z) the fact that the representations and warranties contained herein and in the Collateral Documents shall be true and correct in all material respects as if made on and as of the date of such borrowing, except to the extent that any thereof expressly relate to an earlier date.

                    (ii) Subject to the satisfaction of the conditions set forth in Section 6, Loans shall be effected at the principal banking office of the Administrative Agent in Cleveland, Ohio, and shall be made at such times as the Borrowers may request by notice to the Administrative Agent no later than 11:00 A.M. Cleveland, Ohio time (A) three Banking Days prior to the date of a requested LIBOR Loan and (B) one Banking Day prior to the date of a requested Base Rate Loan. Such notices shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, and shall specify the proposed date and the amount of the requested Loan, whether it is to bear interest initially at an interest rate based on the Base Rate or the LIBOR Rate, and the Interest Period thereof, if applicable. Notwithstanding anything to the contrary contained herein, prior to September 30, 1998, the Borrowers shall not elect an Interest Period of longer than one month in respect of any LIBOR Loan.

                    (iii) Upon receipt of each borrowing notice for a Reducing Loan, the Administrative Agent shall promptly notify each Bank of the type, Interest Period, if applicable, amount and date of the proposed borrowing or conversion. Not later than 11:00 A.M. Cleveland time, on the date of a proposed borrowing of a Reducing Loan, each Bank shall provide the Administrative Agent at its address specified in Section 12.4 hereof with immediately available funds covering such Bank's Ratable Share of the borrowing, and the Administrative Agent shall pay over such immediately available funds to the Borrowers.

               (b)  Conversion/Continuation of the Loans. At the Borrowers'
                    ------------------------------------
election pursuant to notice given to the Administrative Agent not later than 11:00 A.M. Cleveland, Ohio time three Banking Days prior to such conversion or continuation, any Base Rate Loan may be converted to, or any

LIBOR Loan may be continued as, as the case may be, a LIBOR Loan as requested by the Borrowers; provided, however, that each conversion and continuation shall be
               --------  -------
in an amount which is a minimum of $1,000,000, and integral multiples of $500,000 in excess thereof; and provided, further, that no Loan may be
                                --------  -------
continued as or converted to a LIBOR Loan at any time that an Event of Default or Possible Default exists. If the Borrowers have not timely delivered to the Administrative Agent such notice with respect to any terminating Interest Period, the affected LIBOR Loan shall convert to a Base Rate Loan at the end of such Interest Period.

               (c)  Number of Interest Rate Options. In no event shall the
                    -------------------------------
Borrowers have more than five LIBOR Loans outstanding at any time.

          2.3  The Notes.  All Reducing Loans shall be evidenced by separate
               ---------
amended and restated promissory notes payable to the Banks substantially in the form attached hereto as Exhibit A to be duly executed and delivered by the
                        ---------
Borrowers at or prior to the Closing in the principal amount of the Reducing Commitment (the "Notes"). The Banks may, and are hereby authorized by the Borrowers to, set forth on the grids attached to the Notes, or in other comparable records maintained by them, the amount of each Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by a Bank with respect to a Note shall be presumptive evidence of the principal amount owing and unpaid on such Note. Failure of a Bank to record the principal amount of any Loan on the grid(s) attached to a Note shall not limit or otherwise affect the obligation of the Borrowers hereunder or under such Note to repay the principal amount of such Loan and all interest accruing thereon.

          2.4  Fees.
               ----

               (a)  Commitment Fees. The Borrowers shall pay to the
                    ---------------
Administrative Agent for the benefit of the Banks a non-refundable commitment fee of 1/2% per annum (based on a year having 360 days and actual days elapsed) on the excess of the aggregate average undisbursed amount of the Reducing Commitment for any period over the aggregate stated amount of the Letters of Credit then outstanding; provided, however, that the commitment fee shall be
                         --------  -------
1/4% per annum for any period during which the Leverage Ratio is less than or equal to 3.5 to 1.0. Such commitment fee shall (i) commence to accrue as of the date hereof and continue to and including the Termination Date, (ii) be determined by the Administrative Agent quarterly, and upon the making of each Loan in an amount in excess of $5,000,000, based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (c) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to
Section 6.12(b) (in the case of the determination of the commitment fees upon the making of a Loan), (iii) be in addition to any other fee required by the terms and conditions of this Agreement, (iv) be payable quarterly in arrears on each Quarterly Date and on the date the Reducing Commitment is terminated, and
(v) be shared by the Banks in accordance with their Ratable Shares.

               (b)  Other Fees. The Borrowers shall pay to the Administrative
                    ----------
Agent and the Syndication Agent such other fees as are set forth in the Fee Letter.

          2.5  Prepayment.
               ----------

               (a)  Voluntary Prepayments. By notice to the Administrative Agent
                    ---------------------
(which shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice) no later than 11:00 A.M. Cleveland, Ohio time on the Banking Day prior to such prepayment (with respect to any Base Rate Loan) or on the third Banking Day prior to such prepayment (with respect to any LIBOR Loan), the Borrowers may, at their option, prepay the Reducing Loans in whole at any time or in part from time to time without penalty or premium (except as provided in Section 2.5(d)); provided, however, that each partial prepayment of the Reducing Loans shall be
--------  -------
in the aggregate principal amount of not less than $500,000 or an integral multiple of $250,000 in excess thereof.

               (b)  Mandatory Prepayments.
                    ---------------------

                    (i)  Reduction of Reducing Commitment. If at any time the
                         --------------------------------
sum of the outstanding principal amount of the Reducing Loans plus the stated amount of all outstanding Letters of Credit exceeds the Reducing Commitment, the Borrowers shall immediately prepay the Reducing Loans, without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable LIBOR Prepayment Premium), in an amount necessary to cause the sum of the outstanding principal amount of the Reducing Loans plus the stated amount of all outstanding Letters of Credit not to exceed the Reducing

Commitment. All accrued interest on the amount prepaid shall be paid with the prepayment.

                    (ii)   Excess Cash Flow. Within one hundred twenty days
                           ----------------
after thend of each fiscal year of the Borrowers, commencing with the fiscal year ending on December 31, 2000, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to the Applicable Percentage of Excess Cash Flow, if any, for such fiscal year. Mandatory prepayments made pursuant to this Section 2.5(b)(ii) shall be determined from the annual financial statements for such fiscal year delivered by the Borrowers pursuant to
Section 7.5(a) and shall be accompanied by a certificate signed by CCI's chief financial officer setting forth the calculations from which the amount of such prepayment was determined.

                    (iii)  Asset Sales. Immediately upon receipt by either
                           -----------
Borrower or any of their Subsidiaries of cash proceeds of any Asset Sale, the Borrowers shall immediately make a mandatory prepayment of the Loans in an amount equal to such cash proceeds, net of any costs directly incurred in connection with such Asset Sale and any taxes reasonably estimated to be payable in connection with such Asset Sale as certified by CCI's chief financial officer. Together with such prepayment, the Borrowers shall deliver to the Administrative Agent a certificate executed by CCI's chief financial officer setting forth the calculation of the net cash proceeds of such Asset Sale.

                    (iv)   Unapplied Insurance Proceeds. Within 180 days from
                           ----------------------------
the date of receipt of any cash payments under any insurance policy maintained by either Borrower or any of their Subsidiaries which have not been reinvested in productive assets of a kind then used or usable in the business of the Borrowers or their Subsidiaries or used to maintain the business of the Borrowers or their Subsidiaries as going concerns, the Borrowers shall make a mandatory prepayment of the Loans in the amount of such unreinvested or unused proceeds, net of any costs directly incurred in connection with receiving payment of such proceeds and any taxes reasonably estimated to be payable in connection with such receipt as certified by CCI's chief financial officer; provided, however, that upon and during the continuance of any Event of Default
--------  -------
or Possible Default all such insurance proceeds received by either Borrower or any Subsidiary shall be applied as a prepayment of the Loans.

                    (v)    Net Equity and Debt Proceeds. If CCI receives any
                           --------------------------
capital contribution from Holdco which

Holdco is required to make to CCI pursuant to the Amended and Restated Holdco Guaranty, it shall, within five days of receipt of such capital contribution, make a mandatory prepayment of the Loans in an amount equal to such capital contribution; provided, however, that if, as of the date of such capital
              --------  -------
contribution, (A) the Leverage Ratio is less than 6.0 to 1.0 and (B) either Borrower is a party to a legally binding acquisition agreement for a Qualified Acquisition permitted pursuant to Section 8.10(b), then the Borrowers may use the proceeds of such capital contribution to pay the purchase price of such Qualified Acquisition.

               (c)  Application of Prepayments.
                    --------------------------

                    (i)  Application to LIBOR Prepayment Premium, Accrued
                         ------------------------------------------------
Interest and Principal. All prepayments made pursuant to this Section 2.5 shall
----------------------
be applied as follows: first, to any LIBOR Prepayment Premium then due, then to accrued interest and then to the outstanding principal of the Loans. For purposes of the calculation of interest and the determination of whether any LIBOR Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

                    (ii) Application to the Reducing Loans and the Reducing
                         --------------------------------------------------
Commitment. Any mandatory prepayment of the Reducing Loans (other than pursuant
----------
to Section 2.5(b)(i)) shall cause the Reducing Commitment to be immediately and automatically reduced by the amount of such prepayment, and each such mandatory reduction shall be applied to the subsequent Reducing Commitment reductions set forth in Section 2.1(b) in the inverse order of maturity; provided, however,
                                                          --------  -------
that any mandatory prepayment pursuant to Section 2.5(b)(v) made on or before December 31, 2000, shall not cause the Reducing Commitment to be reduced.

               (d)  LIBOR Prepayment Premium.  The Borrowers shall pay to the
                    ------------------------
Administrative Agent, for the benefit of the Banks, the applicable LIBOR Prepayment Premium upon any prepayment or conversion (whether voluntary or involuntary) of any LIBOR Loan not made on the last day of the applicable Interest Period.

          2.6  Reserves or Deposit Requirements, Etc. If at any time any
               -------------------------------------
Regulatory Change (including without limitation, any change in Regulation D of the Board of Governors of the Federal Reserve System) shall impose any reserve and/or special deposit requirement (other than reserves included in the LIBOR Reserve Percentage, the effect of which is reflected in the interest rate of any LIBOR Loan) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of taking or maintaining hereunder any LIBOR Loan or to reduce the amount of principal, interest or fees received by such Bank with respect to any such Loan, then such Bank shall notify the Borrowers and the Administrative Agent of such occurrence. Thereafter, within ten days after written demand by such Bank, the Borrowers shall pay to such Bank additional amounts sufficient to compensate and indemnify such Bank for such increased cost or reduced amount. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section shall be submitted by such Bank to the Administrative Agent and to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.7  Tax Law, Increased Costs, Etc.  In the event that by reason of
               -----------------------------
any Regulatory Change, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the net income of such Bank and other than changes in franchise taxes), and if any such measure or any other similar measure shall result in an increase in the costs to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal or interest ultimately receivable by such Bank in respect of such Loan, then such Bank shall notify the Borrowers and the Administrative Agent stating the reasons therefor. The Borrowers shall thereafter pay to such Bank within ten days after written demand such additional amounts as will compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount shall be submitted by such Bank to the Administrative Agent and to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.8  Eurodollar Deposits Unavailable or Interest Rate Unascertainable.
               ----------------------------------------------------------------
If any Bank determines that dollar deposits of the relevant amount for the relevant Interest Period are not available to it in the applicable Eurodollar market or if the Administrative Agent determines that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, or if any Bank determines that the LIBOR Rate does not adequately reflect the cost to such Bank of making such Loan, as the case may be, the Administrative Agent or such Bank shall promptly give notice of such determination to the Administrative Agent and to the Borrowers, and any request for a new LIBOR Loan or notice of conversion of an existing Loan to a LIBOR Loan given thereafter or previously given by the Borrowers and not yet made or converted shall be deemed a notice to make a Base Rate Loan.

          2.9   Changes in Law Rendering LIBOR Loans Unlawful.  If at any time
                ---------------------------------------------
any Regulatory Change shall make it unlawful for any Bank to fund any LIBOR Loan which it has committed to make hereunder with moneys obtained in the applicable Eurodollar market, such Bank shall notify the Administrative Agent and the Borrowers, and the obligation of the Banks to fund such Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change makes it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Administrative Agent and the Borrowers thereof in writing stating the reasons therefor, and the Borrowers shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such Regulatory Change on such date as shall be specified in such notice, either convert all such Loans to Base Rate Loans or prepay all such Loans in full.

          2.10  Funding.  Any Bank may, but shall not be required to, make LIBOR
                -------
Loans hereunder with funds obtained outside the United States.

          2.11  Indemnity.  Without prejudice to any other provisions of
                ---------
Sections 2.8 through 2.12 or to the obligation of the Borrowers to pay the LIBOR Prepayment Premium pursuant to Section 2.5(d), the Borrowers, jointly and severally, hereby agree to indemnify the Administrative Agent and each Bank against any loss or expense which the Administrative Agent or any Bank may sustain or incur as a consequence of the Borrowers' failure to borrow any LIBOR Loan requested pursuant to this Agreement, or the Borrowers' failure to continue any LIBOR Loan or convert any Base Rate Loan to a LIBOR Loan, in either case after notice of such continuation or conversion shall have been given to the Administrative Agent pursuant to Section 2.2(b), or any default by the Borrowers in payment when due of any amount due hereunder in respect of any LIBOR Loan or any prepayment or conversion by the Borrowers of a LIBOR Loan prior to the end of its Interest Period, whether voluntarily or as required pursuant to the terms hereof, including, but not limited to, any premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by such Bank; provided, however, that such indemnification
                                  --------  -------
shall be net of any LIBOR Prepayment Premium received by such Bank in respect of any such action or inaction of the Borrowers. A statement as to any such loss or expense shall be submitted by such Bank to the Administrative Agent and the Borrowers for payment under the aforesaid indemnification, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.12  Capital Adequacy.  If any Bank shall determine that any
                ----------------
Regulatory Change regarding capital adequacy or compliance by such Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Bank's capital (or on the capital of such Bank's holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount which such Bank deems to be material, then from time to time, within ten days after demand by such Bank, the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

          2.13  Taxes.  All sums payable by the Borrowers hereunder or under the
                -----
Notes or in respect of the Letters of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto (collectively referred to as "Taxes").  If
                                                                   -----
the Borrowers are prohibited by law from making payments hereunder or under the Notes or in respect of the Letters of Credit free of such deductions or withholdings, then the Borrowers shall pay such additional amount as may be necessary in order that the actual amount received by the Banks after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Notes or in respect of the Letters of Credit. The Borrowers shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Notes or the issuance of the Letters of Credit, except for any Taxes or other liabilities that the Borrowers are contesting in good faith by appropriate proceedings, provided that the Borrowers, jointly and severally,
                            --------
hereby indemnify the Administrative Agent and each of the Banks and hold them harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within thirty days after the payment by the Borrowers of any Taxes, the Borrowers shall furnish the Administrative Agent with the original or a certified copy of the receipt evidencing payment thereof, together with any other information the Administrative Agent may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made. Each Bank shall notify the Borrowers and the Administrative Agent of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Borrowers, and upon notice from the Administrative Agent or any Bank that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Borrowers shall pay or reimburse the Administrative Agent or the paying Bank therefor within ten days of such notice. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes.


SECTION 3.     INTEREST; PAYMENTS.
               ------------------

     3.1  Interest.
          --------

               (a) Subject to Section 3.1(c), prior to maturity, LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin and Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

          (b) The Applicable Margin shall be determined by the Administrative Agent quarterly, and upon the making of each Loan in an amount in excess of $5,000,000, based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (c) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to
Section 6.12(b) (in the case of the determination of the Applicable Margin upon the making of a Loan). Any change in the interest rate on the Loans due to a change in the Applicable Margin shall be effective on the fifth Banking Day after delivery of such financial statements or compliance certificate; provided,
                                                                       --------
however, that if any such quarterly financial statements and Compliance
-------
Certificate indicate an increase in the Applicable Margin and such financial statements and certificate are not provided within the time period required in
Section 7.5(b), the increase in the interest rate due to such increase in the Applicable Margin shall be effective retroactively as of the fifth Banking Day after the date on which such financial statements and certificate were due. The Borrowers shall deliver to the Banks with each set of quarterly financial statements which indicate a change in the Applicable Margin a notice with respect to such change, which notice shall set forth the calculation of, and the supporting evidence for, such change.

          (c) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable upon demand.

          (d) Interest shall be computed on a Three Hundred Sixty day year basis calculated for the actual number of days elapsed. Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full and on the date such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and on the date such Loan is paid in full.

               (e) The rate of interest payable on any Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on any Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on such Note, then the rate provided for on such Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the holder of such Note is that which would have been received by such holder but for the operation of the preceding sentence.

          3.2  Manner of Payments.
               ------------------

               (a) Prior to each Quarterly Date and the end of each Interest Period, the Administrative Agent shall render a statement to the Borrowers of all amounts due to the Banks for principal, interest and fees hereunder. All amounts listed on each such statement shall be due and payable on the Quarterly Date or, as the case may be, the last day of such Interest Period, in respect of which such statement was sent. As to all other Obligations which become due and payable other than on a fixed date by their terms, the Administrative Agent shall advise the Borrowers by a written statement that they are due and payable, and the Borrowers shall pay the same within ten days of receipt of such statement. If any amounts are not paid by the Borrowers when due and payable, such amounts shall bear interest at the Default Interest Rate, and the Banks may then charge any account of the Borrowers for such Obligation in the amount due to the Banks. Any failure by the Administrative Agent to render any such statement or give any such advice shall in no way relieve the Borrowers of any liability for or obligation to pay any amount due and payable hereunder.

               (b) Whenever any payment to be made hereunder, including without limitation any payment to be made on a Note, shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in each case be included in the computation of the interest payable on such Note.

               (c) Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder or under the Notes shall be made in immediately available funds by federal funds wire transfer, and without setoff, deduction or counterclaim, to the Administrative Agent prior to 11:00 A.M., Cleveland time, on the date when due, at its offices at 127 Public Square, Cleveland, Ohio 44114, or at such other place as may be designated by the Administrative Agent. Funds received after 11:00 A.M., Cleveland time, shall be deemed to have been received on the next Banking Day. To the extent any such payment is made for the ratable benefit of the Banks, the Administrative Agent shall promptly distribute such payment to the Banks in accordance with their respective Ratable Shares.

SECTION 4.     CLOSING.
               -------

          The closing of the transactions contemplated by this Agreement shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Washington, D.C., on or about July 10, 1998, or such other date and place as to which the parties may agree (the "Closing" and the "Closing Date"). Subject to the terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in Section 6 below, and the delivery to the Administrative Agent of the Notes, this Agreement shall become effective and shall amend and restate in its entirety the Original Agreement, and all obligations and liabilities of the Borrowers under the Original Agreement shall be continued and extended as obligations and liabilities hereunder and shall be evidenced by the Notes. The loans outstanding under the Original Agreement are being converted into Loans under this Agreement evidenced by the Notes. The modifications effected by this Agreement shall not be deemed to provide for or to effect a repayment and re-advance of any of the Indebtedness to the Banks now outstanding, it being the intention of the Borrowers, the Administrative Agent and the Banks that the Indebtedness owing under this Agreement be and is the same Indebtedness as that owing under the Original Agreement immediately prior to the effectiveness hereof. The amount of the Indebtedness from time to time owing under this Agreement which is a continuation of the Indebtedness owing under the Original Agreement shall be deemed, without further designation, to be allocated pro rata among the various Notes. Any and all payments or prepayments of the Indebtedness from time to time owing under this Agreement shall be deemed, without further designation, to be applied first to amounts hereafter advanced or re-advanced pursuant to this Agreement and then to the amounts outstanding under the Original Agreement.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.
               ------------------------------------------------

          To induce the Banks to enter into this Agreement and to make the Loans, the Borrowers, jointly and severally, represent and warrant as follows:

          5.1  Organization and Powers.  CCI is a corporation, duly organized,
               -----------------------
validly existing and in good standing under the laws of the State of Delaware. CCI-PR is a corporation, duly organized, validly existing and in good standing under the laws of Puerto Rico. Each Borrower is duly qualified or registered to conduct business and in good standing under the laws of each jurisdiction in which any Tower is located and of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. Each Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

          5.2  Authorization.  All necessary corporate, stockholder or other
               -------------
actions on the part of the Borrowers and their Subsidiaries to authorize the execution and delivery of this Agreement and the Collateral Documents, and the performance of the obligations of the Borrowers and their Subsidiaries herein and therein, have been taken. This Agreement and each Collateral Document have been duly authorized and executed and are valid and legally binding upon each of the Borrowers and their Subsidiaries to the extent it is a party thereto, and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and the availability of equitable remedies.

          5.3  Financial Statements.  Exhibit B attached hereto contains (a) the
               --------------------   ---------
audited financial statements of Castle Tower Corporation as of December 31, 1996, and for the year then ended, (b) the unaudited combined financial statements of Castle Tower Corporation, the Borrowers, and the Borrowers' Subsidiaries, as of September 30, 1997, and for the nine month period then ended, (c) the unaudited combined financial statements of CCI, Crown Network and Crown Mobile as of June 30, 1997, and for the six month period then ended, and (d) the audited financial statements of TEA as of December 31, 1996, and for the year then ended, in each case including a balance sheet, income statement and statement of cash flows (collectively, the "Financial Statements"). The Financial Statements are true and complete in all material respects, disclose all material contingent liabilities and present fairly the financial condition and results of operations of the Borrowers and their Subsidiaries as of the dates and for the periods indicated and have been prepared in accordance with GAAP, subject in the case of statements for interim periods to normal year-end adjustments and to the absence of footnotes.

          5.4  Projections.  Exhibit C attached hereto are the Borrowers'
               -----------   ---------
projections for the calendar years 1998 through 2004. Such projections were prepared on an operating basis. Such projections represent the Borrowers' best estimate of projected future operations as of the date of this Agreement. As of the date hereof, there are no facts which are known to the Borrowers which the Borrowers believe would cause a material adverse change in such projections.

          5.5  Capitalization of Holdco and of the Borrowers.  The
               ---------------------------------------------
capitalization of Holdco and of the Borrowers as of the date hereof is as set forth on Exhibit D attached hereto. Holdco owns all of the issued and
         ---------
outstanding capital stock of CCI; CCI owns all of the issued and outstanding capital stock of CCI-PR, Crown Mobile, Crown Network, Spectrum and TEA; and TEA owns all of the issued and outstanding capital stock of TeleStructures. All of the issued and outstanding shares of capital stock of the Borrowers and their Subsidiaries have been duly and validly issued and are fully paid and nonassessable. All of the authorized, issued and outstanding shares of capital stock of the Borrowers and their Subsidiaries are free and clear of any Liens, except as disclosed on Exhibit D, and except for the Liens in favor of the
                       ---------
Administrative Agent pursuant to the Pledge Agreements. None of such capital stock has been issued in violation of the Securities Act of 1933, as amended, or the securities or "Blue Sky" or any other applicable laws, rules or regulations of any applicable jurisdiction. Except as set forth on Exhibit D, as of the
                                                        ---------
date hereof, neither Borrower nor any of their Subsidiaries has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, stockholders agreement, partnership agreement or otherwise, any capital stock or other equity securities or securities convertible into shares of capital stock or other equity securities.

          5.6  Subsidiaries.  As of the date hereof, CCI-PR has no Subsidiaries.
               ------------
As of the date hereof, CCI has no Subsidiaries other than the Subsidiaries listed on Exhibit D attached hereto. Each such Subsidiary is a corporation,
          ---------
duly organized, validly existing and in good standing under the laws of its State of incorporation and is duly qualified and in good standing under the laws of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. Each such Subsidiary is a direct or indirect, wholly owned Subsidiary of CCI. Each such Subsidiary has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform the Collateral Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

          5.7  Title to Properties; Patents, Trademarks, Etc.  Each of the
               ----------------------------------------------
Borrowers and their Subsidiaries has good and marketable title to all of its material assets, whether real or personal, tangible or intangible, free and clear of any Liens or adverse claims or interests, except Permitted Liens. Each of the Borrowers and their Subsidiaries owns or possesses the valid right to use all the material patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, product designs, applications, processes, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business, without any known conflict with the rights of others.

          5.8  Litigation; Proceedings.  Except as disclosed on Exhibit E
               -----------------------                          ---------
attached hereto, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order, decree or judgment in effect, now pending or, to the best of the Borrowers' knowledge, threatened against or affecting either Borrower, any of their Subsidiaries, any Material Towers or any of the properties or rights relating to any Material Towers, which could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Exhibit E hereto, there is no application, petition, complaint, proceeding or
   ---------
investigation pending or, to the best of the Borrowers' knowledge, threatened, with respect to any License or which could restrict in any material manner the ownership, operation or license status of any Material Tower.

          5.9   Taxes.  All Federal, state and local tax returns, reports and
                -----
statements (including, without limitation, those relating to income taxes, withholding, social security and unemployment taxes, sales and use taxes and franchise taxes) required to be filed by either Borrower or any of their Subsidiaries have been properly filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate, and all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof. As of the date hereof, neither Borrower nor any of their Subsidiaries has filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Federal, state, local or foreign taxes or other impositions. All tax deficiencies asserted or assessments made as a result of any examinations conducted by the Internal Revenue Service or any other governmental authority relating to either Borrower or any of their Subsidiaries have been fully paid or are being contested in accordance with the provisions of Section 7.4. Proper and accurate amounts have been withheld by the Borrowers and their Subsidiaries from their employees for all periods to fully comply with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of any taxes or other governmental charges are adequate.

          5.10  Absence of Conflicts.  The execution, delivery and performance
                --------------------
of this Agreement and the Collateral Documents and all actions and transactions contemplated hereby and thereby will not (a) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (i) any provision of the Certificate of Incorporation or By-laws of Holdco, either Borrower or any of their Subsidiaries, (ii) any arbitration award or any order of any court or of any other governmental agency or authority, (iii) any License relating to any Material Tower or under which either Borrower or any Subsidiary operates which breach or default of such License could reasonably be expected to have a

Material Adverse Effect, (iv) any applicable law, rule, order or regulation (including without limitation, (A) the Communications Act of 1934, as amended, (B) any rule, regulation or policy of the FCC, the FAA or any other Licensing Authority or (C) Regulations T, U or X of the Board of Governors of the
Federal Reserve System) or (v) the Indenture or any material agreement, instrument or document relating to any Material Tower or to which Holdco, either Borrower or any of their Subsidiaries is a party, or by which Holdco, either Borrower or any of their Subsidiaries or any of their respective properties is bound, or (b) result in the creation or imposition of any Lien of any nature whatsoever, other than those Liens arising hereunder or under the Collateral Documents, upon any of the properties of either Borrower or any Subsidiary.

          5.11  Indebtedness.  Neither Borrower nor any of their Subsidiaries
                ------------
has any Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, except (a) liabilities reflected in the Financial Statements, (b) the liability to pay legal and accounting fees and reasonable closing expenses in connection with this Agreement, (c) liabilities disclosed on Exhibit F attached hereto and (d) Indebtedness permitted pursuant to Section
---------
8.1.

          5.12  Compliance.  Except as disclosed on Exhibit E attached hereto,
                ----------                          ---------
neither Borrower nor any of their Subsidiaries nor the construction, ownership or operation of any Tower is in violation of any provision of the Articles or Certificate of Incorporation or By-laws of either Borrower or any of their Subsidiaries or any statute, ordinance, law, rule, regulation or order of the United States of America, the FCC, the FAA, or any other federal, state, county, municipal or other governmental agency or authority applicable to it, its properties, the maintenance of any Material Towers or the conduct of its business, which violation could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of their Subsidiaries has violated or breached in any material respect the provisions of any material indenture, License, agreement, note, lease or other instrument or document to which it is a party or by which it is bound, nor does there exist any material default, or any event or condition which, upon notice or lapse of time, or both, would become a material default, under any such material indenture, License, agreement, note, lease, or other instrument or document. Each of the Borrowers and their Subsidiaries has the legal right and authority, including without limitation, necessary authorizations from the FCC and the FAA, to conduct its business as now conducted or proposed to be conducted.

          5.13  Statements Not Misleading.  No statement, representation or
                -------------------------
warranty made by either Borrower or any of their Subsidiaries or any other party (other than the Administrative Agent and the Banks) in or pursuant to this Agreement or the Exhibits attached hereto or any of the Collateral Documents contains or will contain any untrue statement of a material fact, nor omits or will omit to state a material fact necessary to make such statement not misleading or otherwise violates any federal or state securities law, rule or regulation. There is no fact known to the Borrowers (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein.

          5.14  Consents or Approvals.  No consent, approval or authorization
                ---------------------
of, or filing, registration or qualification with, any governmental authority or any other Person (including, without limitation, the FCC, the FAA or any other Licensing Authority) is required to be obtained by Holdco, either Borrower or any of their Subsidiaries in connection with the execution, delivery or performance of this Agreement or any of the Collateral Documents, including, without limitation, in connection with the granting of liens and security interests in the capital stock and assets of the Borrowers and their Subsidiaries, which has not already been obtained or completed, except for the filing of financing statements and the Mortgages and other actions expressly required to be taken pursuant to the Collateral Documents.

          5.15  Material Contracts and Commitments.  Exhibit G attached hereto
                ----------------------------------   ---------
contains a true and complete description of all material contracts and commitments of each Borrower and each of their Subsidiaries as of the Closing Date, whether oral or written, including, without limitation, (a) those governing any Indebtedness; (b) any security agreement, pledge agreement, mortgage or guaranty; (c) management, construction supervision, service or employment agreements, conditional sales contracts or leases of real or personal property, which involve expenditures in excess of $100,000 in any single case;
(d) collective bargaining agreements; (e) contracts or commitments for the future purchase or sale of goods, other than those which involve the payment or receipt of less than $100,000 in any single case; (f) contracts or commitments which involve a Capital Expenditure in excess of $100,000 in any single case;
(g) bonus, pension, retirement, insurance or other employee
benefit plans; (h) all Licenses; (i) all Land Lease Agreements; and (j) all management agreements. All of the agreements, contracts and commitments listed on Exhibit G are in full force and effect without material default. Exhibit G
   ---------                                                        ---------
further identifies each such contract which requires consent to the granting of a Lien in favor of the Administrative Agent, for the benefit of the Banks, on the rights of the Borrower or Subsidiary which is a party to such contract. The Borrowers have made available to the Administrative Agent true and complete copies of all of the agreements, contracts and commitments listed on Exhibit G.
                                                                     ---------

          5.16  Employee Benefit Plans.  Exhibit H contains a true and complete
                ----------------------   ---------
list of all Plans maintained by either Borrower or any member of the Controlled Group. Neither Borrower nor any member of the Controlled Group has any liability, or reasonably anticipates any accrued and unpaid liability, of any kind (including any withdrawal liability under Section 4201 of ERISA) which is in excess, in the aggregate, of $100,000, to or in respect of any Plan or Benefit Arrangement. With respect to the Plans and Benefit Arrangements currently maintained by the Borrowers or any member of the Controlled Group: (a) each Plan that is intended to be qualified under Code Section 401(a) is so qualified and has been so qualified since its adoption, and each trust forming a part thereof is exempt from tax under Code Section 501(a); (b) each Plan complies in all material respects with all applicable requirements of law, has been administered in accordance with its terms and all required contributions have been made; (c) neither Borrower nor any member of the Controlled Group knows or has reason to know that such Borrower or any member of the Controlled Group has engaged in a transaction which would subject it to any tax, penalty or liability under ERISA or the Code for any prohibited transaction; (d) no Plan is subject to the minimum funding requirements under ERISA Section 302 or Code
Section 412, is a multiemployer plan (as defined in ERISA Section 4001(a)(3)), is a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)), or is a multiple employer plan (as defined in ERISA Section 4063). No Plan or Benefit Arrangement maintained by either Borrower or any member of the Controlled Group is a multiple employer welfare arrangement (as defined in ERISA
Section 3(40)).

          5.17  Licenses.  The Licenses shown on Exhibit G constitute all of the
                --------                         ---------
Licenses which are necessary for the lawful ownership, construction or operation of any Tower or of the business of either Borrower or of any of their Subsidiaries in the manner and to the full extent they are currently owned, constructed and operated. Exhibit G sets forth a correct and complete list of
                           ---------
each pending
application for a License filed by either Borrower or any of their Subsidiaries. All of the Licenses have been duly and validly issued to and are legally held by the Borrowers and their Subsidiaries and are in full force and effect without condition except those of general application. The Licenses have been issued in compliance with all applicable laws and regulations, are legally binding and enforceable in accordance with their terms and are in good standing. The Borrowers know of no facts or conditions which would constitute grounds for any Licensing Authority to deny any pending material application for a License, to suspend, revoke, materially adversely modify or annul any License or to impose a material financial penalty on either Borrower or any of their Subsidiaries.

          5.18  Material Restrictions.  Neither Borrower nor any of their
                ---------------------
Subsidiaries is a party to any agreement or other instrument or subject to any other restriction which materially and adversely affects or could materially and adversely affect its business, property, assets, operations or condition, financial or otherwise.

          5.19  Investment Company Act.  Neither Borrower (a) is an investment
                ----------------------
company as that term is defined in the Investment Company Act of 1940, as amended, (b) directly or indirectly controls or is controlled by a company which is an investment company as that term is defined in such act or (c) is otherwise subject to regulation under such act.

          5.20  Absence of Material Adverse Effect.  No Material Adverse Effect
                ----------------------------------
has occurred.

          5.21  Defaults.  No Possible Default or Event of Default now exists or
                --------
will exist upon the making of any Loan.

          5.22  Real Property.  Exhibit I attached hereto lists as of the
                -------------   ---------
Closing Date (a) all real estate owned by either Borrower or any of their Subsidiaries and all leases pursuant to which either Borrower or any of their Subsidiaries has acquired a leasehold interest in real estate, (b) all such leases that have been recorded in the real property records of any jurisdiction,
(c) all such owned and leased property for which title insurance or a commitment for title insurance has been obtained and (d) the use of such owned and leased property in such Borrower's or Subsidiary's operations and the Borrowers' good faith estimate of the fair market value of each such owned parcel.

          5.23  Securities Laws.  No proceeds of any Loan will be used by the
                ---------------
Borrowers or their Subsidiaries to
acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. Neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the consummation of this Agreement or the execution and delivery of the Notes.

          5.24  Insurance.  All policies of insurance of any kind or nature
                ---------
owned by or issued to either Borrower or any of their Subsidiaries, including, without limitation, policies of fire, theft, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, comply with the requirements of Section 7.3, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Borrower or Subsidiary and engaged in a similar business. In the past three years, neither Borrower nor any of their Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

          5.25  Labor Disputes.  There are no strikes, unfair labor practice
                --------------
charges or other material labor disputes or grievances pending or, to the best of the Borrowers' knowledge, threatened against either Borrower or any of their Subsidiaries. Neither Borrower nor any of their Subsidiaries has received any written complaints, and has no knowledge of any threatened complaints, nor to the best of the Borrowers' knowledge are any such complaints on file with any Federal, state or local governmental agency, alleging employment discrimination by either Borrower or any of their Subsidiaries. All payments due from either Borrower or any of their Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of such Borrower or Subsidiary.

          5.26  Environmental Compliance.
                ------------------------

                (a) The Borrowers and their Subsidiaries have obtained all material permits, licenses and other authorizations which are required under all Environmental Laws, are in material compliance with all terms and conditions of all such permits, licenses and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including, without limitation, all Environmental Laws in all jurisdictions in which either Borrower or any of their Subsidiaries owns, maintains or manages a Tower, a facility or site, arranges or has arranged for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts or has accepted for transport any Hazardous Materials, solid waste or other wastes or holds or has held any interest in real property or otherwise.

               (b) No Environmental Claim has been issued, no complaint has been filed, no penalty has been assessed and no litigation, proceeding, investigation or review is pending or, to the best of the Borrowers' knowledge, threatened by any Person with respect to any alleged failure by either Borrower or any of their Subsidiaries to comply with any Environmental Law or to have any permit, license or authorization required in connection with the conduct of their respective businesses or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by them or with respect to any real property in which either Borrower or any of their Subsidiaries holds or has held an interest or any past or present operation of either Borrower or any of their Subsidiaries.

               (c) There are no Environmental Laws requiring any material work, repairs, construction, Capital Expenditures or other remedial work of any nature whatsoever, with respect to any real property in which either Borrower or any of their Subsidiaries holds or has held an interest or any past or present operation of either Borrower or any of their Subsidiaries.

               (d) To the best of the Borrowers' knowledge, neither Borrower nor any of their Subsidiaries has handled any Hazardous Material, on any property now or previously owned or leased by either Borrower or any of their Subsidiaries to an extent that it has, or could reasonably be expected to have, a Material Adverse Effect, and to the best of the Borrowers' knowledge, except as could not reasonably be expected to have a Material Adverse Effect:

                    (i) no PCBs are present at any property now or previously owned or any premises now or previously leased by either Borrower or any of their Subsidiaries;

                    (ii) no asbestos is present at any property now or previously owned or any premises now or previously leased by either Borrower or any of their Subsidiaries;

                    (iii) no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated at any property now or previously owned by either Borrower or any of their Subsidiaries, and, with respect to premises now or previously leased by either Borrower or any of their Subsidiaries, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by either Borrower or any of their Subsidiaries;

                    (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by either Borrower or any of their Subsidiaries; and

                    (v) no Hazardous Materials have been otherwise Released at, on or under any property now or previously owned or any premises now or previously leased by either Borrower or any of their Subsidiaries.

               (e) Neither Borrower nor any of their Subsidiaries has transported or arranged for the transportation of any material amount of Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. (S)300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to any material Environmental Claims against either Borrower or any of their Subsidiaries.

               (f) No material amount of Hazardous Material generated by either Borrower or any of their Subsidiaries has been recycled, treated, stored, disposed of or Released by either Borrower or any of their Subsidiaries at any location.

               (g) No oral or written notification of a Release of any material amount of a Hazardous Material has been filed by or on behalf of either Borrower or any of their Subsidiaries and no property now, or, to the best of the Borrowers' knowledge, previously, owned or leased by either Borrower or any of their Subsidiaries is listed or proposed for listing on NPL or on any similar state list of sites requiring investigation or clean-up.

                (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by either Borrower or any of their Subsidiaries, and no government actions have been taken or are in process which could subject any of such property to such Liens, and neither Borrower nor any of their Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                (i) Neither Borrower nor any of their Subsidiaries has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims (i) under the terms of any contract or agreement or (ii) by operation of law as a result of merger, consolidation or the sale, exchange or contribution of assets or stock.

                (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of either Borrower or any of their Subsidiaries in relation to any property or facility now or previously owned or leased by either Borrower or any of their Subsidiaries which have not been disclosed in writing and made available to the Banks.

          5.27  Solvency.  Each Borrower has received, or has the right
                --------
hereunder to receive, consideration which is the reasonably equivalent value of the obligations and liabilities that such Borrower has incurred to the Banks. Neither Borrower is insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will such Borrower be rendered insolvent by the execution and delivery of this Agreement, the Notes or the Collateral Documents to the Banks. Neither Borrower is engaged, and neither Borrower is about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. Neither Borrower intends to, and neither Borrower believes that it will, incur debts beyond its ability to pay them as they mature.

          5.28  Indenture and Offering Memorandum.
                ---------------------------------

                (a) The Borrowers have provided to the Administrative Agent a complete and correct copy of the Indenture and the notes and other agreements and documents executed and delivered pursuant thereto. All of the representations and warranties of Holdco in the Indenture are true and correct in all material respects as of the date hereof as if given as of the date hereof, and will be true and correct in all material respects as of the Closing Date as if given as of such date, and no default or event of default exists thereunder or will exist after giving effect to the making of any Loan or the issuance of any Letter of Credit hereunder. The Indenture has not been amended or modified, and no provisions thereof have been waived. The making of any Loan hereunder does not and will not constitute a default under the Indenture.

                (b) The Borrowers have provided to the Administrative Agent complete and correct copies of the Offering Memorandum relating to the notes issued by Holdco pursuant to the Indenture. No statement, representation or warranty made in the Offering Memorandum contains any untrue statement of a material fact, nor omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which such statement was made, or otherwise violates any federal or state securities laws, rules or regulations.

SECTION 6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS.
             ------------------------------------------------

          The obligations of the Banks to make the initial Loans on the Closing Date, to issue any Letter of Credit and to make any subsequent Loan are subject to the fulfillment or waiver in writing of each of the following conditions precedent. The Borrowers shall deliver to the Administrative Agent copies for each Bank of each document, instrument or other item to be delivered pursuant to this Section 6.

          6.1   Compliance.  All of the representations and warranties of the
                ----------
Borrowers and their Subsidiaries herein and in the Collateral Documents shall be true in all material respects on and as of the Closing Date, the date of issuance of any Letter of Credit and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit), as if made on and as of such date, both before and after giving effect to the making of the proposed loan or the issuance of the proposed Letter of Credit, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true in all material respects as of such earlier date. The Borrowers and their Subsidiaries shall have performed and be in compliance with all the provisions of this Agreement and each Collateral Document, and no Possible Default or Event of Default shall have occurred and be continuing, on and as of the Closing Date and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) or the issuance of a Letter of Credit, before and after giving effect to the making of the proposed Loan or the issuance of the proposed Letter of Credit. On the Closing Date and on the date of each subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) and the date of issuance of any Letter of Credit, the Borrowers shall deliver to the Banks a certificate, dated as of such date, and signed by the President or the chief financial officer of each Borrower, certifying compliance with the conditions of this Section 6.1. Each request by the Borrowers for a Loan shall, in and of itself, constitute a representation and warranty that the Borrowers, as of the date of such Loan, are in compliance with this Section.

          6.2  Security Agreements.
               -------------------

               (a) The Borrowers shall have executed and delivered to the Administrative Agent an Amended and Restated Security Agreement in form and substance satisfactory to the Administrative Agent (the "Borrowers Security Agreement"), which amends and restates the security agreement entered into among the Borrowers and the Administrative Agent pursuant to the Original Agreement; and the Borrowers Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (b) Each Subsidiary of the Borrowers shall have executed and delivered to the Administrative Agent a Security Agreement in form and substance satisfactory to the Administrative Agent (the "Subsidiary Security Agreement"), granting to the Administrative Agent, for the benefit of the Banks, a perfected first priority security interest in substantially all of such Subsidiary's personal property; and the Subsidiary Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

          6.3  Pledge Agreements.
               -----------------

               (a) Holdco shall have executed and delivered to the Administrative Agent a Pledge Agreement (the "Holdco

Pledge Agreement"), in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Banks, a perfected, first priority security interest in all of the issued and outstanding shares of capital stock of CCI; and Holdco shall have delivered to the Administrative Agent stock certificates evidencing all of such shares and duly executed blank stock powers in respect thereof and shall have taken all other actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such stock; and the Holdco Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (b) CCI shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (the "CCI Pledge Agreement"), granting to the Administrative Agent, for the benefit of the Banks, a perfected first priority security interest in all of the issued and outstanding capital stock of Spectrum, Crown Network, Crown Mobile, TEA, CCI-PR and each of CCI's other direct Subsidiaries; CCI shall have delivered to the Administrative Agent stock certificates evidencing all of such capital stock and duly executed blank stock powers in respect thereof and shall have taken all actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such stock; and the CCI Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (c) Each Subsidiary of a Borrower which has a Subsidiary shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent (the "Subsidiary Pledge Agreement"), granting to the Administrative Agent, for the benefit of the Banks, a perfected first priority security interest in all of the issued and outstanding capital stock of each Subsidiary owned by such Subsidiary; each such Subsidiary shall have delivered to the Administrative Agent stock certificates evidencing all of such capital stock and duly endorsed blank stock powers with respect thereto; each such Subsidiary shall have taken all actions as may be required to effect the grant and perfection of the Administrative Agent's security interest in such capital stock; and the Subsidiary Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

          6.4  Real Property Matters.
               ---------------------

               (a)  Mortgages. With respect to each parcel of real property
                    ---------
owned by either of the Borrowers or any of their Subsidiaries, to the extent requested by the Administrative Agent, such Borrower or Subsidiary shall (on or prior to the Closing Date with respect to real property owned or to be acquired as of the Closing Date and, with respect to real property thereafter acquired, promptly after acquisition thereof) have executed and delivered a first priority mortgage or deed of trust (or an amendment to, or amendment and restatement of, any mortgage or deed of trust granted pursuant to the Original Agreement), in form and substance satisfactory to the Administrative Agent, covering such parcel of real property. With respect to each parcel of real property leased by either Borrower or any of their Subsidiaries, to the extent requested by the Administrative Agent, such Borrower or Subsidiary shall (on or prior to the Closing Date with respect to leases held or to be acquired as of the Closing Date and, with respect to leases thereafter acquired, promptly after acquisition thereof) have executed and delivered a first priority leasehold mortgage or collateral assignment of lease (or an amendment to, or an amendment and restatement of, any leasehold mortgage or collateral assignment of lease granted pursuant to the Original Agreement), in form and substance satisfactory to the Administrative Agent, covering such leasehold interest. Such mortgages, deeds of trust, leasehold mortgages and collateral assignments of leases (including any amendments thereto) may be referred to hereinafter collectively as the "Mortgages". As of the Closing Date and the date of making any subsequent Loan, Mortgages covering those parcels of owned or leased real property that have either generated on a pro forma basis in the aggregate at least 75% of the gross revenues of the Borrowers and their Subsidiaries for the twelve month period most recently ended prior to the date of such Loan or that individually have generated on a pro forma basis in such period at least $50,000 of revenues shall have been duly recorded, and the Borrowers shall have paid all taxes, fees or charges incurred in connection with the execution or recording thereof; provided, however, that the Borrowers shall not be required to record any such
--------  -------
Mortgage in respect of any parcel of land owned by the Government of the United States or any agency thereof to the extent the recording of such Mortgage would not be permitted by law. All other Mortgages shall have been delivered to the Administrative Agent in recordable form. The Administrative Agent shall have the right (but shall not be obligated) to file any or all of such other Mortgages at any time after the occurrence of a Possible Default.

               (b)  Title Insurance.
                    ---------------

                    (i) On or prior to the date of any Loan, except as provided in the following sentence, the Borrowers shall have procured and delivered to the Administrative Agent commitments for ALTA mortgagee's policies of title insurance covering those parcels of owned or leased real property that are subject to Mortgages that have been duly recorded pursuant to Section 6.4(a) and that have either generated on a pro forma basis in the aggregate at least 50% of the gross revenues of the Borrowers and their Subsidiaries for the twelve month period most recently ended prior to the date of such Loan or that individually have generated on a pro forma basis in such period at least $100,000 of revenues. If the Borrowers have previously delivered to the Administrative Agent a title insurance policy in respect of any such Mortgage pursuant to the Original Agreement, the Borrower may deliver to the Administrative Agent an endorsement to such policy of title insurance reflecting any amendment provided pursuant to Section 6.4(a) and otherwise in form and substance satisfactory to the Administrative Agent.

                    (ii) Each title insurance policy required pursuant to this
Section 6.4(b) shall (A) be issued by a title insurance company satisfactory to the Administrative Agent, (B) be for the benefit of the Administrative Agent on behalf of the Banks, (C) be on Form 1970 if available, or 1984 or 1990 with 1970 Endorsement or state equivalent, (D) be reasonably satisfactory to the Administrative Agent, (E) insure that such Mortgages are valid first mortgage liens on the property covered thereby, and (F) to the extent available and appropriate: (I) insure title to the real property and all recorded easements benefitting such real property, (II) contain a commercial revolving line of credit endorsement insuring that advances made subsequent to the date of the title insurance policy are included in the title coverage, not to exceed the face amount of the title policy, (III) contain a last dollar endorsement insuring that the Banks may apply all payments from the Borrowers to the release of security or collateral other than the real property until the aggregate outstanding indebtedness equals the face amount of the title insurance policy and (IV) contain a first loss endorsement insuring that the Administrative Agent may realize upon the real property without requiring maturity of the entire indebtedness by acceleration and regardless of the existence of, and without pursuing, other security or collateral. No title indemnities shall be established in connection with the issuance of the aforesaid lender's title insurance policy.

               (c)  Flood Zone Certificates. With respect to each parcel of real
                    -----------------------
property owned by either Borrower or any of their Subsidiaries which is subject to a Mortgage, the Borrowers shall have procured and delivered to the Administrative Agent evidence as to whether such parcel of property is located within a flood hazard area for purposes of the National Flood Insurance Act of 1968, as amended.

               (d)  Landlord Consents.  The Borrowers shall have used their best
                    -----------------
efforts to obtain from each lessor under a lease, in respect of which lease either Borrower or any of their Subsidiaries has granted to the Administrative Agent, for the benefit of the Banks, a Mortgage, written consent to such grant in form and substance satisfactory to the Administrative Agent, to the extent such lease requires such consent.

               (e)  Environmental Studies. The Borrowers shall have provided to
                    ---------------------
the Administrative Agent, with respect to each parcel of real estate which is subject to a Mortgage that, pursuant to Section 6.4(a) is required to be recorded, copies of (i) either a Phase I Environmental Assessment conducted by qualified personnel conducting assessments consistent with American Society of Testing Materials ("ASTM") standard practice for environmental site assessments E1527-94 (with additional Phase II Environmental Assessments if real or potential environmental concerns are identified in the Phase I Reports) or an Environmental Transaction Screen conducted by qualified personnel consistent with ASTM standard transaction screen (Section 5.1 through Section 6.1) including: (A) evaluation of the Sanborns Historical Reviews of previous uses of property where available; (B) interviews with property owners and key site managers regarding the potential for environmental contamination at the sites; and (C) recommendations as to further investigation, if necessary, to evaluate whether additional Phase I and/or Phase II testing is necessary, which reports shall in either case, be satisfactory to the Administrative Agent, conducted by a company acceptable to the Administrative Agent, (ii) to the extent available, all environmental surveys or audits performed during the past five years in connection with each of the parcels of real estate which is subject to a Mortgage, and the results of any existing search of the public records of the authorities in the relevant jurisdictions responsible for environmental matters with respect to any proceeding or action affecting any parcel of real estate which is subject to a Mortgage and (iii) such other evidence concerning compliance (both past and present) with Environmental Laws by the Borrowers and their Subsidiaries as the Administrative Agent may request.

               (f)  Surveys. The Borrowers shall have provided to the
                    -------
Administrative Agent copies of any surveys in their possession or reasonably available to them of any parcel of real estate which is subject to a Mortgage.

          6.5  Financing Statements.  Any financing statements or fixture
               --------------------
filings required by the Security Agreements, the Mortgages or any other Collateral Documents shall have been filed for record with the appropriate governmental authorities.

          6.6  Guaranties.
               ----------

               (a) Holdco shall have executed and delivered to the Administrative Agent, for the benefit of the Banks, an amended and restated limited guaranty (the "Holdco Guaranty"), in form and substance satisfactory to the Administrative Agent, of all of the Borrowers' Obligations hereunder, under the Notes and under each Collateral Document, with the recourse of the Administrative Agent under such guaranty being limited to the collateral pledged to the Administrative Agent for the benefit of the Banks, pursuant to the Holdco Pledge Agreement.

               (b) Each Subsidiary of a Borrower shall have executed and delivered to the Administrative Agent, for the benefit of the Banks, a guaranty (the "Subsidiary Guaranty"), in form and substance satisfactory to the Administrative Agent, of all of the Borrowers' Obligations hereunder, under the Notes and under each Collateral Document.

          6.7  Holdco Subordination Agreement.  Holdco shall have executed and
               ------------------------------
delivered to the Administrative Agent, for the benefit of the Banks, a subordination agreement (the "Holdco Subordination Agreement"), in form and substance satisfactory to the Administrative Agent, pursuant to which all obligations of the Borrowers to Holdco are subordinated to the Obligations.

          6.8  Consummation of Holdco Financing and Reorganization.
               ---------------------------------------------------

               (a) The Borrowers shall have delivered to the Administrative Agent certified copies of the Offering Memorandum, the Indenture and the notes issued pursuant thereto. The notes issued under the Indenture shall have been issued, with total gross proceeds to Holdco of at least $150,000,000, and at least $100,000,000 of the proceeds of the offering of such notes shall have been contributed to the capital of CCI and used to pay in full all amounts outstanding under the Original Agreement and all other Indebtedness for borrowed money of either Borrower or any of their Subsidiaries.

                (b) All of the issued and outstanding capital stock of TEA, Crown Network and Crown Mobile shall have been contributed to the capital of CCI so that such companies are wholly owned Subsidiaries of CCI, and all of the issued and outstanding capital stock of TeleStructures shall have been contributed to the capital of TEA so that TeleStructures is a wholly owned Subsidiary of TEA, in each case pursuant to documentation reasonably acceptable to the Administrative Agent.

          6.9   No Indebtedness.  The Administrative Agent shall have received
                ---------------
evidence satisfactory to it that the Borrowers and their Subsidiaries have no Indebtedness to Holdco or any Affiliate of Holdco, other than to another Borrower, to a Subsidiary of a Borrower or to Holdco in an amount not to exceed $5,000,000, which amount is subject to the Holdco Subordination Agreement.

          6.10  Opinion of Counsel.  On the Closing Date, the Administrative
                ------------------
Agent shall have received the favorable written opinions of counsel to Holdco, the Borrowers and their Subsidiaries in Texas, Pennsylvania, New Mexico, and Puerto Rico, and of FCC counsel to the Borrowers and their Subsidiaries, in each case dated the Closing Date, addressed to the Banks and in form and substance satisfactory to the Administrative Agent.

          6.11  Insurance Certificates.  The Borrowers shall have furnished to
                ----------------------
the Administrative Agent on or prior to the Closing Date certificates of insurance (together with, if requested by the Administrative Agent, copies of all policies referred to in such certificates) or other satisfactory evidence that the insurance required by Section 7.3 is in full force and effect.

          6.12  Financial Information.
                ---------------------

                (a) On the Closing Date, the Borrowers shall have delivered to the Administrative Agent a pro forma balance sheet and income statement as of December 31, 1997, giving effect to the closing hereunder.

                (b) On, or one Banking Day prior to, the date of each borrowing hereunder of $5,000,000 or more, the date of each issuance of a Letter of Credit with a stated amount of $5,000,000 or more, and, to the extent requested by the Administrative Agent, the date of any other borrowing hereunder or issuance of a Letter of Credit, the Borrowers shall have delivered to the Administrative Agent a pro forma compliance certificate in form and substance satisfactory to the Administrative Agent showing the Leverage Ratio as the date of such borrowing or issuance of a Letter of Credit and the Borrowers' compliance on a pro forma basis with the financial covenants set forth in
Section 8.

          6.13  Borrowing Request and Statement of Application of Proceeds.  The
                ----------------------------------------------------------
Borrowers shall have delivered to the Administrative Agent in respect of each Loan a borrowing request, in form and substance satisfactory to the Administrative Agent, setting forth the application of the proceeds of the requested Loan, evidence that such application is permitted pursuant to Sections 2 and 7.1, the recipient of such proceeds and wire transfer instructions.

          6.14  Corporate Documents.  On the Closing Date, the Borrowers shall
                -------------------
have delivered to the Administrative Agent the following:

                (a) certificates of good standing for Holdco and each of the Borrowers and their Subsidiaries from the Secretary of State (or other appropriate governmental body) of their respective jurisdictions of incorporation and, to the extent requested by the Administrative Agent, from each other jurisdiction in which any of them is qualified to do business, in each case dated as of a date as near to the Closing Date as practicable;

                (b) a certificate signed by the Secretary or Assistant Secretary of each Borrower dated as of the Closing Date certifying that attached thereto are true and complete copies of (i) the Certificate or Articles of Incorporation and By-Laws of such Borrower, (ii) the Certificate of Incorporation and By-Laws of Holdco, (iii) the Certificate or Articles of Incorporation and By-Laws of each of their Subsidiaries, and (iv) resolutions adopted by the respective Boards of Directors of Holdco, the Borrowers and their Subsidiaries authorizing the execution, delivery and performance of this Agreement and the Collateral Documents and the Obligations to be performed by such parties hereunder and thereunder;

                (c) an incumbency certificate for Holdco, each Borrower and each of their Subsidiaries; and

                (d) such other documents as any Bank may reasonably request in connection with the proceedings taken by Holdco, the Borrowers or any of their Subsidiaries authorizing this Agreement, the Collateral Documents and the transactions contemplated hereby, to the extent it is a party thereto.

          6.15  Lien Searches, Consents and Releases of Liens.  The
                ---------------------------------------------
Administrative Agent shall have received: (a) on the Closing Date, certified copies of UCC, judgment and tax lien search reports for those jurisdictions in which are located towers or other income producing property of either Borrower or any of their Subsidiaries that have either generated on a pro forma basis in the aggregate at least 50% of the gross revenues of the Borrowers and their Subsidiaries for the twelve month period most recently ended prior to the Closing Date or that individually have generated on a pro forma basis in such period at least $100,000 of revenues, listing all effective financing statements and other Liens on any of the property of such Borrower or Subsidiary in such jurisdictions, (b) on the date of any subsequent Loan the proceeds of which are being used to acquire towers or other income producing property, certified copies of UCC, judgment and tax lien search reports for those jurisdictions in which are located such towers or other income producing property that have either generated on a pro forma basis in the aggregate at least 50% of the gross revenues of all such towers and other income producing property being acquired for the twelve month period most recently ended prior to date of making such Loan or that individually have generated on a pro forma basis in such period at least $100,000 of revenues, listing all effective financing statements and other Liens on any of the property of such Borrower or Subsidiary (including such acquired property) in such jurisdictions, (c) on the Closing Date and the date of any subsequent Loan, consents to the granting of Liens in all material contracts and leases of the Borrowers and each of their Subsidiaries, which by their terms require such consent, and (d) on the Closing Date and the date of any subsequent Loan, releases of any existing Liens encumbering any assets of either Borrower or any of their Subsidiaries, except for Permitted Liens.

          6.16  No Order, Judgment, Decree or Litigation. No order, judgment or
                ----------------------------------------
decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Banks from making the Loans. No action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, without limitation, any order to show cause or order of forfeiture), decree or judgment in effect, pending or threatened against or affecting either Borrower, any Subsidiary, any Tower or any of the properties or rights relating to any Tower shall exist which could reasonably be expected to have a Material Adverse Effect.

          6.17  No Material Adverse Effect.  There shall have occurred no
                --------------------------
Material Adverse Effect since December 31, 1996.

          6.18  Fee Letter; Fees and Expenses.  The Borrowers shall have paid
                -----------------------------
all commitment fees accrued under the Original Agreement through the Closing Date, and the Borrowers shall have paid all fees, expenses and other amounts due pursuant hereto and pursuant to the Fee Letter on or prior to the date of such initial or subsequent Loan.

          6.19  Legal Approval.  All legal matters incident to this Agreement
                --------------
and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Dow, Lohnes & Albertson, PLLC, special counsel to the Administrative Agent.

          6.20  Other Documents.  The Administrative Agent shall have received
                ---------------
all Collateral Documents duly executed, and each Bank shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request.


SECTION 7.      AFFIRMATIVE COVENANTS OF THE BORROWERS.
                --------------------------------------

          So long as this Agreement remains in effect or any of the Obligations remains unpaid or to be performed, or any Letter of Credit remains outstanding, the Borrowers shall, and shall cause their Subsidiaries to, perform and comply with the affirmative covenants contained in this Section.

          7.1   Use of Proceeds.  The Borrowers shall use the proceeds of the
                ---------------
Reducing Loans only as follows: (a) for Qualified Acquisitions; (b) for Capital Expenditures to the extent permitted pursuant to Section 8.7; (c) for the construction of communications tower facilities; (d) for fees and transaction costs associated with this Agreement and Qualified Acquisitions; and (e) for general corporate purposes.

          7.2   Continued Existence; Compliance with Law. Each Borrower shall,
                ----------------------------------------
and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and its material rights, Licenses and Land Lease Agreements. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain and preserve in full force and effect any and all material Licenses and Land Lease Agreements and other material contracts necessary to maintain, operate and manage the Towers, not breach or violate the same, and take all actions which may be required to comply in all material respects with all laws, statutes, rules, regulations, orders and decrees now in effect or hereafter promulgated by any governmental authority. The Borrowers shall obtain, renew and extend all of the foregoing rights, franchises, permits, Licenses, Land Lease Agreements and the like which may be necessary for the continuance of the operation, maintenance and management of the Towers.

          7.3  Insurance.  The Borrowers shall, and shall cause their
               ---------
Subsidiaries to, keep their insurable properties insured to the full replacement cost thereof at all times by financially sound and reputable insurers acceptable to the Administrative Agent, and maintain such other insurance, to such extent and against such risks, including fire, lightning, vandalism, malicious mischief, flood (if the Borrower's property is located in an identified flood hazard area, in which insurance has been made available pursuant to the National Flood Insurance Act of 1968) and other risks insured against by extended coverage, as is customary with companies engaged in the same or similar business similarly situated. All such insurance shall be in amounts sufficient to prevent either Borrower or any of their Subsidiaries from becoming a coinsurer, shall name the Administrative Agent, for the benefit of the Banks, as loss payee and may contain loss deductible provisions of not to exceed $25,000. The Borrowers shall, and shall cause their Subsidiaries to, maintain in full force and effect liability insurance and general accident and public liability insurance against claims for personal or bodily injury, death or property damage occurring upon, in, about or in connection with the use or operation of any property or motor vehicles owned, occupied, controlled or used by either Borrower or any of their Subsidiaries and their employees or agents, or arising in any other manner out of the business conducted by the Borrowers and their Subsidiaries. The Borrowers shall maintain business interruption insurance in form and amount satisfactory to the Administrative Agent. All of such insurance shall be in amounts reasonably satisfactory to the Administrative Agent and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies authorized to do business in such states as may be necessary depending upon the locations of the Borrowers' and their Subsidiaries' assets and shall name the Administrative Agent,for the benefit of the Banks, as an additional insured or loss payee, as the case may be. The insurance to be provided may be blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification without not less than thirty days advance written notice to the Administrative Agent. The Borrowers shall furnish the Administrative Agent annually with certificates or other evidence satisfactory to the Administrative Agent that the insurance required hereby has been obtained and is in full force and effect and, prior to the expiration of any such insurance, the Borrowers shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that such insurance has been renewed or replaced. The Borrowers shall, upon request of the Administrative Agent, furnish the Administrative Agent such information about the Borrowers' and their Subsidiaries' insurance as the Administrative Agent may from time to time reasonably request.

          7.4  Obligations and Taxes.  The Borrowers shall, and shall cause
               ---------------------
their Subsidiaries to, pay or perform all of their respective material Indebtedness and other material liabilities and obligations in a timely manner in accordance with normal business practices and with the terms governing the same. The Borrowers shall, and shall cause their Subsidiaries to, comply with the terms and covenants of all material agreements and all material leases of real or personal property, including, without limitation, the Land Lease Agreements. The Borrowers shall, and shall cause their Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon them or in respect of their property before the imposition of any penalty, as well as all lawful claims for labor, materials, supplies or other matters which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrowers and their Subsidiaries
                  --------  -------
shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof is being contested diligently and in good faith by appropriate proceedings and the enforcement thereof is stayed, pending the outcome of such proceedings, (b) the affected Borrower or Subsidiary has set aside on its books adequate reserves (to the extent required by GAAP or sound business practice) with respect thereto, and (c) such contest will not endanger the Lien of the Administrative Agent or the Banks in any of such Borrower's or Subsidiary's assets.

          7.5  Financial Statements and Reports.  The Borrowers shall maintain
               --------------------------------
true and complete books and records of account in accordance with GAAP. The Borrowers shall furnish to the Administrative Agent, for delivery to the

Banks, the following financial statements, projections and notices at the following times:

               (a) As soon as available, but in no event later than ninety days after the end of each fiscal year of the Borrowers, the Borrowers shall furnish
(i) audited consolidated financial statements, including a consolidated balance sheet and consolidated income statement, showing the financial condition of CCI and its Subsidiaries as of the close of such fiscal year and the results of their operations during such fiscal year, together with a statement of cash flows of CCI and its Subsidiaries and additional statements, schedules and footnotes as are customary in a complete accountant's report; such financial statements shall set forth, in comparative form, corresponding figures for the prior year and shall be certified by nationally recognized independent certified public accountants selected by CCI and acceptable to the Administrative Agent and accompanied by the management letter of such accountants to CCI, and the opinion of such accountants shall be unqualified and in a form reasonably satisfactory to the Administrative Agent; and (ii) a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or Possible Default or, if they have such knowledge, specifying the nature and period of existence thereof; provided, however, that in issuing such
                                        --------  -------
statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

               (b) As soon as available, but in no event later than forty-five days after the end of each quarter of the Borrowers, the Borrowers shall furnish
(i) unaudited consolidated and consolidating financial statements, including consolidated and consolidating balance sheets and income statements of CCI and its Subsidiaries, showing the financial condition of CCI and its Subsidiaries as of the end of such period and the results of their operations during such period and for the then elapsed portion of the fiscal year, which shall be accompanied by a statement of cash flows of CCI and its Subsidiaries for such periods, (ii) to the extent requested by the Administrative Agent, an unaudited statement of income and expense for each Tower for such quarter and the then elapsed portion of the fiscal year as the Administrative Agent may reasonably request, and (iii) a statement showing Capital Expenditures (including a comparison to Capital Expenditures budgeted for such period) and income taxes paid, each for such period; all such financial statements shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget for the relevant period, shall be in form and detail satisfactory to the Administrative Agent, and shall be certified as to accuracy and completeness by the chief financial officer of CCI;

               (c) The financial statements required under (a) and (b) above, shall be accompanied by a compliance certificate in the form attached hereto as Exhibit J executed by CCI's chief financial officer setting forth the
---------
computations showing compliance with the financial covenants set forth in
Section 8, and certifying that no Possible Default or Event of Default has occurred, or if any Event of Default or Possible Default has occurred, stating the nature thereof and the actions the Borrowers intend to take in connection therewith;

               (d) The Borrowers shall deliver (i) within forty-five days after the end of each fiscal year, an annual operating budget for the then current fiscal year, (ii) promptly upon preparation thereof, any material revisions of such annual budget and (iii) after each monthly period in which there is a material adverse deviation from budget a certificate of CCI's chief financial officer explaining the deviation and the action, if any, the Borrowers have taken or propose to take with respect thereto;

               (e) The Borrowers shall furnish (i) upon request, promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by either Borrower or any member of the Controlled Group for each plan year, including (A) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Administrative Agent, and (B) if prepared by or available to the Borrowers, an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Administrative Agent; and (ii) promptly after receipt thereof, a copy of any notice either Borrower or a member of the Controlled Group may receive from the Department of Labor or the Internal Revenue Service with respect to any Plan (other than notices of general application) which could result in a material liability to either Borrower; the Borrowers will promptly notify the Administrative Agent of any material taxes assessed, proposed to be assessed or which the Borrowers have reason to believe may be assessed against either Borrower or any member of the Controlled Group by the Internal Revenue Service with respect to any Plan or Benefit Arrangement; and

               (f) Upon the Administrative Agent's written request, such other information about the financial condition, properties and operations of the Borrowers and their Subsidiaries as any Bank may from time to time reasonably request.

          7.6  Notices.  The Borrowers shall give the Administrative Agent, for
               -------
distribution to the Banks, notice (i) promptly after their receipt of notice thereof, of any action, suit or proceeding by or against either Borrower or any of their Subsidiaries at law or in equity, or before any governmental instrumentality or agency, or of any of the same which may be threatened, which, if adversely determined, could have a Material Adverse Effect, including, without limitation, any citation or order by the FCC, any other Licensing Authority or any admonition, censure or adverse citation from the FAA or any other regulatory agency, (ii) within three days after their receipt of notice thereof, of any action or event constituting an event of default or violation of any License, Land Lease Agreement or other material contract to which either Borrower or any of their Subsidiaries is a party or by which either Borrower or any of their Subsidiaries is bound, or any investigation, assertion, claim or challenge relating thereto, in either case which could reasonably be expected to have a Material Adverse Effect, (iii) within three days after the occurrence thereof, of any Possible Default or Event of Default and the actions the Borrowers intend to take in connection therewith, (iv) within five days after their receipt of notice thereof, of any cancellation of or any material amendment to any of the insurance policies maintained in accordance with the requirements of this Agreement, except for cancellations and amendments that occur in the ordinary course of business, (v) promptly after the occurrence thereof, of any strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting either Borrower or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (vi) promptly after the occurrence thereof, of any other event, condition, situation, occurrence or circumstance which could reasonably be expected to have a Material Adverse Effect (vii) promptly after their receipt of notice thereof, of any material Environmental Claim and (viii) with respect to all rights, franchises, permits, Licenses and the like which may be necessary for the continuance of the operation, maintenance and management of its Towers, (A) any citation or order relating thereto, (B) any lapse, suspension, revocation, rescission, adverse modification or other termination thereof, (C) any alleged breach or violation thereof by either Borrower, any of their Subsidiaries or any other Person, (D) any proceeding relating thereto and
(E) any refusal of any Person to grant, renew or extend the same.

          7.7  Maintenance of Property.  The Borrowers shall, and shall cause
               -----------------------
their Subsidiaries to, at all times maintain and preserve their Towers, machinery, equipment, motor vehicles, fixtures and other property in good working order, condition and repair, normal wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any governmental authority or agency (including, without limitation, the FCC, the FAA and any other Licensing Authority) or by any insurance policy held by the Borrowers or the Subsidiaries, except for such property which, in the good faith judgment of the Borrowers, can no longer be profitably employed in the business of the Borrowers or their Subsidiaries.

          7.8  Information and Inspection.  The Borrowers shall furnish to the
               --------------------------
Banks from time to time, upon request, full information pertaining to any covenant, provision or condition hereof, or to any matter connected with their, or their Subsidiaries', books, records, operations, financial condition, properties, activities or business. The Borrowers shall upon request supply the Banks with copies of all correspondence, documents, reports or information filed with or received from any Licensing Authority relating to either Borrower, any of their Subsidiaries, any Tower or any License. At all reasonable times, the Borrowers shall permit any authorized representatives designated by any Bank to visit and inspect any of the properties of either Borrower or any of their Subsidiaries and their books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrowers' affairs, finances and accounts with the management and independent accountants of the Borrowers.

          7.9  Maintenance of Liens.  The Borrowers shall, and shall cause their
               --------------------
Subsidiaries to, do all things necessary to preserve and perfect the Liens of the Administrative Agent, for the benefit of the Banks, arising pursuant hereto and pursuant to the Collateral Documents as first priority Liens, except for Permitted Liens, and to insure that the Administrative Agent, for the benefit of the Banks, has a Lien on substantially all of the assets of each Borrower and of each of their Subsidiaries. If either

Borrower or any of their Subsidiaries purchases any real property or enters into any material lease for real property, whether or not the Borrowers are using the proceeds of a Loan to acquire such owned or leased real property, such Borrower shall, or shall cause its Subsidiary to, (a) notify the Administrative Agent and execute and deliver any Mortgage requested by the Administrative Agent in connection therewith, which shall be a first lien, except for Permitted Liens,
(b) use its best efforts to obtain from each lessor under such lease, in respect of which lease such Borrower or Subsidiary has granted to the Administrative Agent, for the benefit of the Banks, a Mortgage, written consent to such grant in form and substance satisfactory to the Administrative Agent, and (c) comply with the requirements of Sections 6.4(a), (b), (c), (d), (e) and (f) as if a Loan were being made on the date of such acquisition. If either Borrower or any of their Subsidiaries enters into any other new material contract which prohibits the assignment thereof or the granting of a security interest therein without the consent of the other party, such Borrower or Subsidiary shall obtain the written consent of such other party to the grant to the Administrative Agent, for the benefit of the Banks, of a security interest therein pursuant to the Borrowers Security Agreement or the Subsidiary Security Agreement.

          7.10  Title To Property.  Each Borrower shall, and shall cause each of
                -----------------
its Subsidiaries to, own and hold title to all of its assets in its own name and not in the name of any nominee.

          7.11  Environmental Compliance and Indemnity.
                --------------------------------------

                (a) The Borrowers shall, and shall cause their Subsidiaries to, comply in all material respects with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which either Borrower or any of their Subsidiaries owns, maintains, operates or manages a Tower, facility or site, arranges for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise. The Borrowers shall not, and shall not permit any of their Subsidiaries to, cause or allow the Release of Hazardous Materials, solid waste or other wastes on, under or to any real property in which such Borrower or Subsidiary holds any interest or performs any of its operations, in material violation of any Environmental Law. The Borrowers shall promptly notify the Administrative Agent and the Banks (i) of any material Release of a Hazardous Material on, under or from the real property in which either

Borrower or any of their Subsidiaries holds or has held an interest, upon either Borrower's learning thereof by receipt of notice that such Borrower or Subsidiary is or may be liable to any Person as a result of such Release or that such Borrower or Subsidiary has been identified as potentially responsible for, or is subject to investigation by any governmental authority relating to, such Release, and (ii) of the commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws.

               (b) If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, either Borrower or any of their Subsidiaries or related to any real property owned, leased or operated by either Borrower or any of their Subsidiaries or real property adjacent to such real property, which violation or liability could reasonably be expected to have a Material Adverse Effect, then the Borrowers shall, upon request from the Administrative Agent, provide the Administrative Agent with such reports, certificates, engineering studies or other written material or data as the Administrative Agent may require so as to satisfy the Administrative Agent that such Borrower or Subsidiary is in material compliance with all applicable Environmental Laws.

               (c) The Borrowers, jointly and severally, shall defend, indemnify and hold the Administrative Agent and the Banks, and their respective officers, directors, stockholders, employees, agents, affiliates, successors and assigns harmless from and against all costs (including clean up costs), expenses, fines, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys', consultants' and experts' fees) arising out of, resulting from or relating to, directly or indirectly, (i) the noncompliance of either Borrower or any of their Subsidiaries or any property owned or leased by either Borrower or any of their Subsidiaries with any Environmental Law, or (ii) any investigatory or remedial action involving either Borrower, any of their Subsidiaries or any property owned or leased by either Borrower or any of their Subsidiaries and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or (iii) any injury to any Person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants contained in this Agreement or any Collateral Document or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement or any Collateral Document to cease to be true, or
(iv) the Release of any Hazardous Material on or affecting any property owned or leased by either Borrower or any of their Subsidiaries, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by either Borrower or any of their Subsidiaries.

          7.12  Appraisals.  If at any time any Bank determines that it must
                ----------
have current appraisals of any of the real property subject to a Mortgage to comply with any law, rule or regulation applicable to it, then, upon request by such Bank, the Borrowers shall, at their expense, order appraisals of such real property. Such appraisals shall be in form and substance acceptable to the Banks, shall be prepared by appraisers acceptable to the Banks and shall be delivered to the Administrative Agent within forty-five days of the request therefor.

          7.13  Rate Hedging Obligations.  The Borrowers shall at all times
                ------------------------
maintain in full force and effect, agreements in form and substance reasonably satisfactory to the Required Banks regarding Rate Hedging Obligations so that the sum (without duplication of (a) the notional amount subject to such agreements, (b) the aggregate principal amount of all Total Debt of the Borrowers and their Subsidiaries which bears interest at a fixed interest rate and (c) the principal amount of all Indebtedness of Holdco which bears interest at a fixed interest rate equals at all times at least 50% of the sum of (i) the aggregate principal amount of all Total Debt of the Borrowers and their Subsidiaries and (ii) the principal amount of all Indebtedness of Holdco.

          7.14  Maintenance of Separate Identity.  Each Borrower shall (a) not
                --------------------------------
fail to correct any known misunderstanding regarding its existence separate and distinct from Holdco, (b) maintain its accounts, books and records separate from those of Holdco, (c) not commingle its funds or assets with those of Holdco and shall not permit Holdco to have direct access to its cash, (d) hold all of its assets in its own name and shall not permit Holdco to acquire or dispose of any assets on its behalf, (e) not conduct business in the name of Holdco, (f) not assume or guaranty or otherwise become obligated for the debts of Holdco or hold out its credit as being available to satisfy the obligations of Holdco, and (g) allocate fairly and reasonably any overhead for office space shared with Holdco and shall use separate stationery, invoices and checks from those used by Holdco.

     SECTION 8.   NEGATIVE COVENANTS OF THE BORROWERS.
                  -----------------------------------

          So long as this Agreement remains in effect or any of the Obligations remains unpaid or to be performed, or any Letter of Credit remains outstanding, neither Borrower shall, and neither Borrower shall permit any of its Subsidiaries directly or indirectly to, take any of the actions set out in this
Section 8 nor permit any of the conditions set out herein to occur.

          8.1     Indebtedness. The Borrowers shall not, and shall not permit
                  ------------
any of their Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

               (a)  the Obligations;

               (b)  Indebtedness permitted under Section 8.4, 8.5 or 8.6;

               (c)  existing Indebtedness set forth on Exhibit F;
                                                       ---------

               (d)  Seller Debt in an amount not to exceed $5,000,000;

               (e) unsecured trade accounts payable and other unsecured current Indebtedness incurred in the ordinary course of business and not more than one hundred twenty days past due (but excluding any Indebtedness for borrowed money);

               (f) Indebtedness for taxes, assessments, governmental charges, liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions of Section 7.4; and

               (g) Indebtedness arising under Rate Hedging Obligations required pursuant to Section 7.13.

          8.2     Liens.  The Borrowers shall not, and shall not permit any of
                  -----
their Subsidiaries to, incur, create, assume or permit to exist any Lien of any nature whatsoever, including those arising in connection with conditional sales or other title retention agreements, on any property or assets now owned or hereafter acquired by either Borrower or any of their Subsidiaries, other than Permitted Liens.

          8.3     Guaranties. The Borrowers shall not, and shall not permit any
                  ----------
of their Subsidiaries to, become a Guarantor for any Person, except with respect to endorsements of negotiable instruments for collection in the ordinary course of business.

          8.4  Rental and Conditional Sale Obligations.  The Borrowers shall
               ---------------------------------------
not, and shall not permit any of their Subsidiaries to, incur, create, assume or permit to exist, with respect to any personal property, any conditional sale obligation, any purchase money obligation, any rental obligation, any purchase money security interest or any other arrangement for the use of personal property of any other Person, other than an arrangement classifiable as a capital lease which is permitted in Section 8.6, if the aggregate amount payable by the Borrowers and their Subsidiaries pursuant to such arrangements (other than any such arrangements incurred in connection with a Qualified Acquisition) would exceed $300,000 in any fiscal year.

          8.5  Real Property Interests.  The Borrowers shall not, and shall not
               -----------------------
permit any of their Subsidiaries to, enter into, assume or permit to exist any lease or rental obligation for real property, including, without limitation, towers and related facilities, if the aggregate amount payable in respect thereof by the Borrowers and their Subsidiaries (other than (a) amounts paid pursuant to the Southpointe Lease and (b) any such arrangements incurred in connection with a Qualified Acquisition) would exceed $1,000,000 in the aggregate in any fiscal year.

          8.6  Capitalized Lease Obligations.  The Borrowers shall not, and
               -----------------------------
shall not permit any of their Subsidiaries to, incur, create, assume or permit to exist any Capitalized Lease Obligations under any lease of personal or real property if the aggregate amount payable by the Borrowers and their Subsidiaries in respect of all such Capitalized Lease Obligations (other than Capitalized Lease Obligations incurred in connection with a Qualified Acquisition) would exceed $300,000 in the aggregate in any fiscal year.

          8.7  Capital Expenditures.  Except for (a) any payments in respect of
               --------------------
Capitalized Lease Obligations, (b) expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, and (c) amounts paid by CCI upon exercise of its option to purchase the real property which was the subject of the Southpointe Lease, the Borrowers and their Subsidiaries shall not make Capital Expenditures which exceed the sum of (i) $8,000,000 in the aggregate in 1998, (ii) $10,000,000 in the aggregate in 1999, or (iii) $12,000,000 in the aggregate in any fiscal year thereafter (the amount permitted in any year pursuant to this sentence being referred to as the "Base Amount" for such year). If the Base Amount for any year exceeds the aggregate amount of Capital Expenditures actually made by the Borrowers and their Subsidiaries in such year (such excess being referred to as the "Excess Amount"), then the Borrowers and their Subsidiaries may make Capital Expenditures in the immediately succeeding year (but not in any year thereafter) in excess of the Base Amount for such succeeding year in an amount not to exceed the Excess Amount for the prior year.

          8.8  Notes, Accounts Receivable and Claims.  The Borrowers shall not,
               -------------------------------------
and shall not permit any of their Subsidiaries to, (a) sell, discount or otherwise dispose of any note, account receivable or other right to receive payment, with or without recourse, except for collection in the ordinary course of business; or (b) fail to timely assert any claim, cause of action or contract right which they possess against any third party nor agree to settle or compromise any such claim, cause of action or contract right except in any case in the exercise of good business judgment and except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

          8.9  Capital Distributions.
               ---------------------

               (a) Neither Borrower shall, and neither Borrower shall permit any of its Subsidiaries to, make, or declare or incur any liability to make, any Capital Distribution, except that:

                    (i) any Subsidiary of a Borrower may make Capital Distributions to such Borrower or to a wholly owned Subsidiary of such Borrower;

                    (ii) CCI may make Capital Distributions to Holdco solely in order to permit Holdco to pay its out-of-pocket costs for corporate development and overhead and to pay cash interest expense actually incurred by Holdco on Permitted Indebtedness (as that term is defined in the Holdco Guaranty) so long as: (A) the aggregate amount of such Capital Distributions does not exceed $6,000,000 in any year ending on or prior to October 31, 2002, or $33,000,000 in any year thereafter; (B) prior to making any such distribution, the Borrowers shall have demonstrated to the satisfaction of the Administrative Agent that the Borrowers will be in compliance with all of the covenants contained herein after giving effect to such distribution; (C) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; (D) prior to making any such distribution, the Borrowers shall have delivered to the Administrative Agent a certificate of CCI's chief financial officer in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution; and (E) such distributions shall not be made more frequently than four times per year; and

                    (iii) CCI may make Capital Distributions to Holdco solely in order to permit Holdco to pay that portion of the federal, state and local income tax liability (exclusive of penalties and interest) of Holdco which arises from the allocation to Holdco for income tax purposes of taxable income and/or taxable gain of the Borrowers (not to exceed the actual federal, state and local income tax liability of Holdco) so long as: (A) prior to making any such distribution, the Borrowers shall have demonstrated to the satisfaction of the Administrative Agent that the Borrowers will be in compliance with all of the covenants contained herein after giving effect to such distribution; (B) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; (C) prior to making any such distribution, the Borrowers shall have delivered to the Administrative Agent a certificate of CCI's chief financial officer in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution and the calculation of such income tax liability; and (D) such distributions shall not be made more frequently than four times per year.

               (b) Neither Borrower shall permit any of its Subsidiaries to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or loan repayments or other asset transfers to its stockholders other than restrictions imposed by applicable law and the restrictions set forth in this Section.

          8.10 Disposal of Property; Mergers; Acquisitions; Reorganizations.
               ------------------------------------------------------------

               (a)  Except as expressly permitted pursuant to Section 8.10(b),
Section 8.10(c) or Section 8.11, neither Borrower shall, and neither Borrower shall permit any of its Subsidiaries to, (i) dissolve or liquidate; (ii) sell, lease, transfer or otherwise dispose of any material portion of its properties or assets to any Person; (iii) be a party to any consolidation, merger, recapitalization or other form of reorganization; (iv) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a going business;
(v) create, acquire or hold any Subsidiary; or (vi) be or become a party to any joint venture or other partnership.

                    (b) The Borrowers may make acquisitions of communications tower facilities, site management and site acquisition companies and related communications and information transmission businesses, either by the acquisition of assets or the acquisition of all of the outstanding equity interests of entities engaged in such businesses, subject to the satisfaction of the following conditions (any such acquisition, or series of related acquisitions, which satisfies such conditions being referred to hereinafter as a "Qualified Acquisition"):

                         (i)   the Borrowers shall have given to the
Administrative Agent written notice of such acquisition at least fifteen days prior to executing any binding commitment with respect thereto;

                         (ii)  the Borrowers shall have demonstrated to the
satisfaction of the Administrative Agent that the Borrowers will be in compliance with all of the covenants contained herein after giving effect to such acquisition and that no Event of Default or Possible Default then exists or would exist after giving effect to such acquisition;

                         (iii) the Borrowers shall have delivered to the
Administrative Agent within twenty days prior to the consummation of such acquisition an acquisition report signed by CCI's chief financial officer in form and substance satisfactory to the Administrative Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in this Section 8 after giving effect to such acquisition and, if the borrowing hereunder in connection with such acquisition is in an amount in excess of $5,000,000, projections for the Borrowers for a five year period after the closing of such acquisition giving effect to such acquisition and including a statement of sources and uses of funds for such acquisition showing, among other things, the source of financing for such acquisition;

                         (iv)  after giving effect to such acquisition, the
Borrowers shall have (A) marketable fee simple title or an assignable and insurable leasehold interest in each property on which an acquired Tower is located and (B) either (I) written agreements for licensing of space on such Tower with at least 75% of the licensees of space on such Tower existing immediately prior to such acquisition or (II) in their good faith judgment, a strong probability of retaining 90% of the licensees of space on such Tower existing immediately prior to such acquisition, in each case, with respect to such license agreements, on substantially the same terms and conditions as existed immediately prior to such acquisition;

                         (v)   the Administrative Agent shall have received from
the Borrowers an engineering report from an engineer, satisfactory to the Administrative Agent (which engineer may be an employee of a Borrower or one of their Subsidiaries), acceptable in form and substance to the Administrative Agent, with respect to the construction, engineering and maintenance of the Towers to be acquired or managed and their compliance with applicable laws, rules and regulations;

                         (vi)  the agreement governing such acquisition and all
related documents and instruments shall be satisfactory to the Administrative Agent in form and substance;

                         (vii) the Purchase Price of such acquisition shall be
payable in cash at the closing of such acquisition or by the delivery of a Borrower's note, so long as such note satisfies the following conditions (the aggregate Indebtedness evidenced by all such notes being referred to herein collectively as "Seller Debt"):

                               (A)  such note shall be secured by a Letter of
Credit issued pursuant hereto (subject to the satisfaction of the conditions to such issuance set forth herein) in the amount of such note but shall not be secured by any Lien on any property of either Borrower or any of their Subsidiaries;

                               (B)  such note shall bear interest at a fixed
rate which shall not exceed the lower of the rate of interest on United States Treasury obligations having a term of one year or 7% per annum;

                               (C)  no principal payment shall be permitted or
required on such note prior to December 31, 2004;

                               (D)  the sum of the principal amount of such note
and the principal amount of all other notes issued by the Borrowers in connection with Qualified Acquisitions shall not exceed $5,000,000; and

                               (E)  no more than five notes issued by the
Borrowers pursuant to Qualified Acquisitions shall be outstanding at any one time;

                         (viii)  the Borrowers and their Subsidiaries shall have
taken any actions as may be necessary or reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Banks, first priority, perfected Liens in all assets, real and personal, tangible and intangible, acquired by either Borrower or any of their Subsidiaries in such acquisition pursuant to the Collateral Documents, subject to no prior Liens except Permitted Liens; and with respect to any real estate acquired or leased by the Borrowers or their Subsidiaries in connection with such acquisition, the Borrowers shall have complied with the requirements of Sections 6.4(a), (b), (c), (d), (e) and (f) as if a Loan were being made on the date of such acquisition;

                         (ix)  if either Borrower or any of their Subsidiaries
acquires a Subsidiary or creates a Subsidiary pursuant to or in connection with such acquisition,

                               (A)  such Borrower shall, or shall cause its
Subsidiary which owns such newly acquired or created Subsidiary to, execute a Pledge Agreement, in substantially the form of the Pledge Agreements or otherwise in form and substance satisfactory to the Required Banks, pursuant to which all of the stock or other securities or equity interests of such acquired or created Subsidiary are pledged to the Administrative Agent, for the benefit of the Banks, as security for the Obligations of the Borrowers hereunder and under the Notes and the Collateral Documents;

                               (B)  such acquired or created Subsidiary shall
execute and deliver to the Administrative Agent, for the benefit of the Banks, a guaranty, and shall grant to the Administrative Agent, for the benefit of the Banks, a first priority, perfected lien or security interest in all of its assets, real and personal, tangible and intangible, subject to no prior liens or security interests except for Permitted Liens, pursuant to a Security Agreement and Mortgages, in each case in substantially the form of the guaranties and security agreements contained in the Collateral Documents or otherwise in form and substance satisfactory to the Required Banks, and shall take all actions required pursuant thereto; and

                               (C)  the Borrowers shall have entered into an
amendment to the Collateral Documents, in form and substance reasonably satisfactory to the Banks, which shall make the covenants, defaults and other provisions of this Agreement applicable to such Subsidiary;

                         (x)    the Borrowers shall have delivered to the
Administrative Agent evidence reasonably satisfactory to the Administrative Agent to the effect that all approvals, consents or authorizations required in connection with such acquisition from any Licensing Authority or other governmental authority shall have been obtained, and such opinions as the Administrative Agent may reasonably request as to the liens and security interests granted to the Administrative Agent, for the benefit of the Banks, as required pursuant to this Section, and as to any required regulatory approvals for such acquisition;

                         (xi)   the Administrative Agent shall have received
copies of all documents relating to such acquisition, and the Borrowers shall have caused all opinions and certificates of the seller of such Towers delivered in connection with such closing to be addressed to the Banks; and

                         (xii)  if such acquisition involves an aggregate
Purchase Price of at least $5,000,000, then, to the extent requested by the Required Banks, the Banks shall have received a statement from KPMG Peat Marwick (or another nationally recognized firm of independent certified public accountants selected by the Borrowers and acceptable to the Administrative Agent) certifying as to the operating cash flow of the acquired Towers or, in the case of a management agreement, such management agreement, for the twelve month period most recently ended prior to the closing of such acquisition and as to such other matters as the Administrative Agent may reasonably request.

                    (c) The Borrowers may, subject to compliance with Section 2.5(b)(iii), dispose of tower facilities subject to the following conditions:

                         (i)    no Event of Default or Possible Default shall
then exist or shall exist after giving effect to such disposition;

                         (ii)   the Operating Cash Flow attributable to such
tower facilities in the four quarter period most recently ended, together with the Operating Cash Flow attributable to all tower facilities previously disposed of in such four quarter period, shall not exceed 5% of total Operating Cash Flow for such four quarter period; and

                    (iii) no tower facilities may be disposed of at any time if the Operating Cash Flow attributable to such tower facilities, together with the Operating Cash Flow attributable to all tower facilities previously disposed of since October 31, 1997, exceeds 15% of total Operating Cash Flow for the four quarter period most recently ended.

          8.11 Investments.  The Borrowers shall not, and shall not permit any
               -----------
of their Subsidiaries to, purchase or otherwise acquire, hold or invest in any stock or other securities or evidences of indebtedness of, or any interest or investment in, or make or permit to exist any loans or advances to, any other Person, except:

               (a) direct obligations of the United States Government maturing within one year;

               (b) certificates of deposit of a member bank of the Federal Reserve System having capital, surplus and undivided profits in excess of $100,000,000;

               (c) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation;

               (d) investments in Subsidiaries existing as of the date hereof or created or acquired in connection with a Qualified Acquisition to the extent permitted pursuant to Section 8.10(b);

               (e) loans and advance to employees in an aggregate amount for the Borrowers and their Subsidiaries not to exceed at any time $250,000; and

               (f) any investment in joint ventures, whether structured as limited partnerships, limited liability companies or otherwise, subject to the following conditions:

                    (i) no Event of Default or Possible Default shall exist at the time of making any such investment or after giving effect to the making of such investment;

                    (ii) the contribution of all such joint ventures to the consolidated revenues of the Borrowers shall not at any time exceed 20% of the consolidated revenues of the Borrowers;

                    (iii) the aggregate amount of proceeds of the Loans contributed to such joint ventures shall not exceed $20,000,000; and

                    (iv) neither Borrower nor any of their Subsidiaries shall have any liability, whether direct or contingent, for any of the obligations or liabilities of any such joint venture.

          8.12 Amendment of Governing Documents.  The Borrowers shall not, and
               --------------------------------
shall not permit any of their Subsidiaries or any other Person to, amend, modify or supplement its Certificate of Incorporation, its By-Laws or any other organizational or governing document of either Borrower or any of their Subsidiaries, unless required by law.

          8.13 Financial Covenants.
               -------------------

               (a)  Leverage Ratio.  The Borrowers shall not permit the Leverage
                    --------------
Ratio as of any date in any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:

     Column A                              Column B
     --------                              --------

     Period:                           Permitted Ratio:
     -------                           ----------------
     December 31, 1997, to December    6.0:1.0
     31, 2000:

     January 1, 2001, to June 30,      5.5:1.0
     2001:

     July 1, 2001, to December 31,     5.0:1.0
     2001:

     January 1, 2002, to June 30,      4.5:1.0
     2002:

     July 1, 2002, to December 31,     4.0:1.0
     2002:

     January 1, 2003, and              3.5:1.0.
     thereafter:

               (b)  Fixed Charge Coverage Ratio. The Borrowers shall not permit
                    ---------------------------
the Fixed Charge Coverage Ratio as of any date to be less than 1.05 to 1.00.

               (c)  Projected Debt Service Coverage Ratio. The Borrowers shall
                    -------------------------------------
not permit the ratio of Test Operating Cash Flow as of the end of any four quarter period ending on or prior to December 31, 2000, to Projected Debt Service as of such date to be less than 1.1 to 1.0; and the Borrowers shall not permit the ratio of Test Operating Cash Flow as of the end of any four quarter period ending after December 31, 2000, to Projected Debt Service as of such date to be less than 1.15 to 1.0.

               (d)  Operating Cash Flow to Interest Expense Ratio. The Borrowers
                    ---------------------------------------------
shall not permit the ratio of Operating Cash Flow for any four quarter period to Interest Expense for such four quarter period to be less than 2.0:1.0.

          8.14 Management Agreements and Fees.  The Borrowers shall not, and
               ------------------------------
shall not permit any of their Subsidiaries to, make or enter into, nor pay any management fees pursuant to, any management or service agreement whereby management, supervision or control of its business, or any significant aspect thereof, shall be delegated to or placed in any Person other than an employee of a Borrower or a Subsidiary of a Borrower.

          8.15 Fiscal Year.  The Borrowers shall not, and shall not permit any
               -----------
of their Subsidiaries to, change their fiscal year, which shall be the calendar year.

          8.16 ERISA.  Neither the Borrowers nor any member of the Controlled
               -----
Group shall fail to make any contributions which are required pursuant to the terms of any Plan or any Benefit Arrangement. Neither the Borrowers nor any member of the Controlled Group shall contribute to or agree to contribute to any Plan which is (a) subject to the minimum funding requirements under ERISA
Section 302 or Code Section 412; (b) a multiemployer plan (as defined in ERISA
Section 4001(a)(3)); (c) a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)); (d) a multiple employer plan (as defined in ERISA
Section 4063); or (e) a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

          8.17 Affiliates.  The Borrowers shall not, and shall not permit any
               ----------
of their Subsidiaries to, enter into any transaction, agreement or arrangement with Holdco or any other Affiliate of either Borrower (other than a Borrower or Subsidiary of a Borrower) unless the terms of such transaction or agreement are no less favorable to the Borrowers or their Subsidiaries than could be obtained in an arms-length transaction.

          8.18 Change of Name or Corporate Structure. Neither Borrower shall,
               -------------------------------------
and neither Borrower shall permit any of its Subsidiaries to, change its name or corporate structure without thirty days prior written notice to the Administrative Agent.

          8.19 Amendments or Waivers.  The Borrowers shall not amend, alter or
               ---------------------
modify, or consent to or suffer any amendment, alteration or modification, of any License, Land Lease Agreement or other material contract (or waive a material right thereunder) except for any amendments, alterations or modifications which could not reasonably be expected to have a Material Adverse Effect.

          8.20 Issuance or Transfer of Capital Stock. Neither Borrower shall,
               -------------------------------------
and neither Borrower shall permit any of its Subsidiaries to, sell or issue any capital stock or other equity interests or any warrants, options or other securities convertible into or exercisable for any capital stock or other equity interests, and neither Borrower shall, and neither Borrower shall permit any of its Subsidiaries to, permit the transfer of any of its capital stock or other equity interests or any warrants, options or other securities convertible into or exercisable for any capital stock or other equity interests.

          8.21 Change in Business. The Borrowers shall not, and shall not permit
               ------------------
their Subsidiaries to, change the nature of their business in any material respect.

          8.22 Regulation U.  The Borrowers shall not, directly or indirectly,
               ------------
(a) apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

          8.23 Subordinated Debt.  The Borrowers shall not, and shall not
               -----------------
permit any of their Subsidiaries to, make, or cause or permit to be made, any payments in respect of any Indebtedness which is subordinated to the Obligations in contravention of the subordination provisions contained in the evidence of such subordinated Indebtedness or in contravention of any subordination agreement or other written agreement pertaining to Subordinated Debt.

SECTION 9.     EVENTS OF DEFAULT.
               -----------------

          The occurrence of any one or more of the following events, whether voluntarily or involuntarily or by operation of law, shall constitute an Event of Default hereunder:

          9.1  Non-Payment.  The Borrowers shall (a) fail to pay when due,
               -----------
whether by acceleration of maturity or otherwise, any installment of principal due hereunder or under any Note or (b) fail to pay when due, whether by acceleration of maturity or otherwise, or within two days thereafter, any installment of interest due hereunder or under any Note or any fee or other payment obligation in respect of the Obligations or payable pursuant to the Fee Letter.

          9.2  Failure of Performance in Respect of Other Obligations.  (a)
               ------------------------------------------------------
Either Borrower shall fail to observe, perform or be in compliance with any of the provisions of Section 8, Sections 7.1 or 7.3 or the first sentence of
Section 7.2; or (b) either Borrower, any of their Subsidiaries or any other party to a Collateral Document (other than the Administrative Agent or a Bank) shall fail to observe, perform or be in compliance with the terms of any Obligation, covenant or agreement, other than those referred to in Section 9.1,
Section 8, Sections 7.1 or 7.3 or the first sentence of Section 7.2, to be observed, performed or complied with by such Borrower, Subsidiary or other party hereunder or under any Collateral Document and, provided that such failure is of
                                                --------
a type which can be cured, such failure shall continue and not be cured for thirty days after: (i) notice thereof from the Administrative Agent or a Bank or
(ii) the Administrative Agent or the Banks are notified thereof or should have been notified thereof pursuant to the provisions of Section 7.6, whichever is earlier; or (c) any party to any Pledge Agreement shall, or shall attempt to, voluntarily or involuntarily, encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Pledged Collateral (as that term is defined in any Pledge Agreement) or any interest therein except as expressly provided herein or therein.

          9.3  Breach of Warranty.  Any financial statement, representation,
               ------------------
warranty, statement or certificate made or furnished by Holdco, either Borrower, any of their Subsidiaries or any other party to a Collateral Document (other than the Administrative Agent or a Bank) to the Administrative Agent or the Banks in or in connection with this Agreement or any Collateral Document, or as an inducement to the Administrative Agent or the Banks to enter into this Agreement or any of the Collateral Documents, including, without limitation, those in Section 5 above or in any Collateral Document, shall have been false, incorrect or incomplete when made or deemed made in any material respect.

          9.4  Cross-Defaults.  Any Change in Control or Event of Default, as
               --------------
those terms are defined in the Indenture as in effect as of the date hereof, shall occur; or either Borrower or any of their Subsidiaries shall default in any payment due on any Indebtedness in excess of $50,000 in the aggregate and such default shall continue for more than the period of grace, if any, applicable thereto; or either Borrower or any of their Subsidiaries shall default in the performance of or compliance with any term of any evidence of such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto if such default causes, or permits the holder thereof to cause, the acceleration of such Indebtedness;

          9.5  Assignment for Benefit of Creditors.  Either Borrower or any of
               -----------------------------------
their Subsidiaries or Holdco shall make an assignment for the benefit of its creditors, or shall admit its insolvency or shall fail to pay its debts generally as such debts become due.

          9.6  Bankruptcy.  Any petition seeking relief under Title 11 of the
               ----------
United States Code, as now constituted or hereafter amended, shall be filed by or against either Borrower, any of their Subsidiaries or Holdco or any proceeding shall be commenced by or against either Borrower, any of their Subsidiaries or Holdco with respect to relief under the provisions of any other applicable bankruptcy, insolvency or other similar law of the United States or any State providing for the reorganization, winding-up or liquidation of Persons or an arrangement, composition, extension or adjustment with creditors; provided, however, that no Event of Default shall be deemed to have occurred if
--------  -------
any such involuntary petition or proceeding shall be discharged within sixty days of its filing or commencement.

          9.7  Appointment of Receiver; Liquidation.  A receiver or trustee
               ------------------------------------
shall be appointed for either Borrower, any of their Subsidiaries or Holdco or for any substantial part of its assets, and such receiver or trustee shall not be discharged within sixty days of his appointment; any proceedings shall be instituted for the dissolution or the full or partial liquidation of either Borrower, any of their

Subsidiaries or Holdco and such proceedings shall not be dismissed or discharged within sixty days of their commencement; or either Borrower, any of their Subsidiaries or Holdco shall discontinue its business.

          9.8  Judgments.  Either Borrower or any of their Subsidiaries shall
               ---------
incur a final judgment for the payment of money in an amount which, together with all other final judgments against either Borrower or any of their Subsidiaries, exceeds $50,000 in the aggregate, and shall not discharge (or make adequate provision for the discharge of) the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed; or a non-monetary judgment or order shall be rendered against either Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period in excess of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          9.9  Impairment of Collateral; Invalidation of any Loan Document.  (a)
               -----------------------------------------------------------
A creditor of either Borrower, any of their Subsidiaries, Holdco or any other party to a Collateral Document shall obtain possession of any of the collateral for the Obligations by any means, including, without limitation, attachment, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in such collateral; or (b) the Administrative Agent shall cease to have a perfected, first priority Lien on all of the issued and outstanding capital stock of each Borrower and of each Subsidiary of each Borrower; or (c) any Lien created or purported to be created by this Agreement or any Collateral Document shall cease or fail to be perfected with respect to any of the collateral purported to be covered thereby; or (d) any material portion of such collateral shall be lost, stolen, damaged or destroyed for which there is either no insurance coverage or in, in the reasonable opinion of the Administrative Agent, there is insufficient insurance coverage; or (e) this Agreement, any Note or any Collateral Document ceases to be a legal, valid, binding agreement or obligation enforceable against any party thereto (including the Administrative Agent and the Banks) in accordance with its terms, or shall be terminated, invalidated, set aside or declared ineffective or inoperative; or (f) any party to any Collateral Document shall contest or deny the validity or enforceability of such Collateral Document or any lien, security interest or obligation purported to be created thereby.

          9.10  Termination of License or Agreements.  The FCC, the FAA or any
                ------------------------------------
other Licensing Authority shall revoke, terminate, substantially and adversely modify or fail to renew any material License of either Borrower or any of their Subsidiaries or commence proceedings to suspend, revoke, terminate or substantially and adversely modify any such License and such proceedings shall not be dismissed or discharged within sixty days; or the License Agreements or any Land Lease Agreements or other agreements which are necessary to the operation of the business of either Borrower or any of their Subsidiaries shall be revoked, terminated or adversely modified and not replaced by substitutes acceptable to the Administrative Agent within thirty days of such revocation, termination or modification and without which agreements a Material Adverse Effect could reasonably be expected.

          9.11  Change of Control.  (i)  Any Person (or group of Persons) is or
                -----------------
becomes the "beneficial owner" (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the common voting stock of Holdco greater than 35%; or (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Holdco (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Holdco was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iii) Holdco shall cease to own all of the issued and outstanding capital stock of CCI; or (iv) CCI shall cease to own all of the issued and outstanding capital stock of each of CCI-PR, Spectrum, TEA, Crown Network and Crown Mobile; or (v) TEA shall cease to own all of the issued and outstanding capital stock of TeleStructures.

          9.12  Default under Collateral Document.  Either Borrower, any of
                ---------------------------------
their Subsidiaries or any other party (other than the Administrative Agent and the Banks) shall default under any Collateral Document after any required notice and such default shall continue beyond any applicable grace period.

          9.13  Condemnation.  Any court, government or governmental agency
                ------------
shall condemn, seize, or otherwise appropriate, or take custody or control of any substantial portion of the assets of either Borrower or any of their Subsidiaries.

          9.14  Material Adverse Effect.  Any Material Adverse Effect shall
                -----------------------
occur.


SECTION 10.    REMEDIES.
               --------

          Notwithstanding any contrary provision or inference herein or elsewhere,

          10.1  Optional Defaults.  If any Event of Default referred to in
                -----------------
Section 9.1 through and including Section 9.4 or Section 9.8 through and including Section 9.14 shall occur, the Issuing Bank shall not be required to issue any additional Letters of Credit, and the Administrative Agent, with the consent of the Required Banks, upon written notice to the Borrowers, may

                (a) terminate the Reducing Commitment and the credit hereby established and forthwith upon such election the obligations of the Banks to make any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit) immediately shall be terminated, and/or

                (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrowers, and/or

                (c) demand the payment to the Issuing Bank of the aggregate stated amount of the outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

          10.2  Automatic Defaults. If any Event of Default referred to in
                ------------------
Sections 9.5-9.7 shall occur,

                (a) the Reducing Commitment and the credit hereby established shall automatically and forthwith terminate, and the Banks thereafter shall be under no obligation to grant any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit), and

                (b) the principal of and interest on the Notes, then outstanding, and all of the other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrowers, and

                (c) the Issuing Bank shall not be required to issue any additional Letters of Credit, and the aggregate stated amount of the outstanding Letters of Credit shall be immediately payable by the Borrowers to the Issuing Bank, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

          10.3  Performance by the Banks.  If at any time either Borrower or any
                ------------------------
of their Subsidiaries fails or refuses to pay or perform any obligation or duty to any third Person, except for payments which are the subject of bona fide disputes in the ordinary course of business, the Administrative Agent or the Banks may, in their sole discretion, but shall not be obligated to, pay or perform the same on behalf of such Borrower or Subsidiary, and the Borrowers shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become one of the Obligations of the Borrowers hereunder and shall bear interest at the Default Interest Rate.

          10.4  Other Remedies.  Upon the occurrence of an Event of Default, the
                --------------
Administrative Agent and the Banks may exercise any other right, power or remedy as may be provided herein, in any Note or in any other Collateral Document, or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrowers for any amount due either before, during or after any proceedings for the enforcement of any security or any realization upon any security.

          10.5  Enforcement and Waiver by the Banks.  The Administrative Agent
                -----------------------------------
and the Banks shall have the right at all times to enforce the provisions of this Agreement and all Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Administrative Agent or the Banks in refraining from so doing at any time, unless the Banks shall have waived such enforcement in writing in respect of a particular instance. The failure of the Administrative Agent or the Banks at any time to enforce their rights under such provisions shall not be construed as having created a custom or course of dealing in any way contrary to the specific provisions of this Agreement or the Collateral Documents, or as having in any way modified or waived the same. All rights, powers and remedies of the Administrative Agent and the Banks are cumulative and concurrent and the exercise of one right, power or remedy shall not be deemed a waiver or release of any other right, power or remedy.

SECTION 11.    THE AGENTS.
               ----------

          11.1  Appointment.  Key Corporate Capital Inc. is hereby appointed
                -----------
administrative agent and documentation agent hereunder, and each of the Banks irrevocably authorizes the Administrative Agent to act as the agent of such Bank. PNC Bank, National Association is hereby appointed syndication agent hereunder, and each of the Banks irrevocably authorizes the Syndication Agent to act as the agent of such Bank. The Administrative Agent and the Syndication Agent agree to act as such upon the express conditions contained in this Section
11. Neither the Administrative Agent nor the Syndication Agent shall have a fiduciary relationship in respect of any Bank by reason of this Agreement.

          11.2  Powers.  The Administrative Agent shall have and may exercise
                ------
such powers hereunder as are specifically delegated to it by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any implied duties or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Administrative Agent.

          11.3  General Immunity.  Neither the Administrative Agent nor the
                ----------------
Syndication Agent nor any of their respective directors, officers, affiliates, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, neither the Administrative Agent nor the Syndication Agent nor any of their respective directors, officers, affiliates, agents or employees shall be responsible for, or have any duty to examine (a) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement, any Collateral Document, or any other document or instrument furnished pursuant to or in connection with this Agreement or any Collateral Document, (b) the collectibility of any amounts owed by the Borrowers or any of their Subsidiaries, (c) any recitals, statements, reports, representations or warranties made in connection with this Agreement or any Collateral Document, (d) the performance or satisfaction by the Borrowers or any of their Subsidiaries of any covenant or agreement contained herein or in any Collateral Document, (e) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, bank wire, cable, radiogram or telephone message sent or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (f) the assets or liabilities or financial condition or results of operations or business or credit-worthiness of either Borrower or any of their Subsidiaries. The Administrative Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document.

          11.4  Action on Instructions of the Banks.  The Administrative Agent
                -----------------------------------
shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks (subject to Section 11.12 hereof), and such instructions shall be binding upon all the Banks and all holders of the Notes; provided, however, that the
                                            --------  -------
Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. The foregoing provisions of this Section 11.4 shall not limit in any way the exercise by any Bank of any right or remedy granted to such Bank pursuant to the terms of this Agreement or any Collateral Document. Except as otherwise expressly provided herein, any reference in this Agreement to action by the Banks shall be deemed to be a reference to the Required Banks.

          11.5  Employment of Administrative Agents and Counsel.  The
                -----------------------------------------------
Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          11.6  Reliance on Documents; Counsel.  The Administrative Agent shall
                ------------------------------
be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper, document or other communications believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, with respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent, concerning all matters pertaining to the agency hereby created and its duties hereunder.

          11.7  Administrative Agent's Reimbursement and Indemnification.  The
                --------------------------------------------------------
Banks agree to reimburse and indemnify the Administrative Agent (which indemnification shall be shared by the Banks ratably in proportion to their respective Ratable Shares) (a) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers hereunder or under any Collateral Document, (b) for any other expenses reasonably incurred by the Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration, amendment or enforcement hereof or of any of the Collateral Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any Collateral Document or any other document related hereto or thereto or the transactions contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the
           --------
extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

          11.8  Rights as a Bank.  With respect to its Ratable Share of the
                ----------------
Reducing Commitment, the Loans made by it, the Letters of Credit issued by the Issuing Bank and the Notes issued to it, each of the Administrative Agent and the Syndication Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent or the Syndication Agent, as the case may be, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent and the Syndication Agent in their individual capacities. Each of the Administrative Agent and the Syndication Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrowers and their Subsidiaries as if it were not the Administrative Agent or the Syndication Agent hereunder.

          11.9  Bank Credit Decision.  Each Bank acknowledges that it has,
                --------------------
independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Collateral Documents. Each Bank also acknowledges that it will, independently and without reliance upon the

Administrative Agent, the Syndication Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Collateral Documents. Neither the Administrative Agent nor the Syndication Agent shall be required to keep the Banks informed as to the performance or observance by the Borrowers or their Subsidiaries of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of either Borrower or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, neither the Administrative Agent nor the Syndication Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of either Borrower or any of their Subsidiaries which may come into its possession.

          11.10  Successor Administrative Agent.
                 ------------------------------

               (a) The Administrative Agent may, without the consent of the Borrowers or the other Banks, assign its rights and obligations as Administrative Agent hereunder and under the Collateral Documents to its parent or to any wholly owned subsidiary of its parent which has capital and retained earnings of at least $500,000,000, and upon such assignment, the former Administrative Agent shall be deemed to have retired, and such wholly owned subsidiary shall be deemed to be a successor Administrative Agent.

               (b) The Administrative Agent may resign at any time by giving written notice thereof to the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.

               (c) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the assigning or retiring Administrative Agent, and the assigning or retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any assigning or retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

          11.11  Ratable Sharing.  All principal and interest payments on Loans
                 ---------------
and commitment fees received by the Administrative Agent shall be remitted to the Banks in accordance with their Ratable Shares. Any amounts received by the Administrative Agent or any other Bank upon the sale of any collateral for the Loans or upon the exercise of any remedies hereunder or under any of the Collateral Documents or upon the exercise of any right of setoff shall be remitted to the Banks in accordance with their Ratable Shares; provided,
                                                               --------
however, that, solely for purposes of the sharing of any amounts received by the
-------
Administrative Agent or any other Bank, if at the time of any such receipt the Borrowers have defaulted under any agreements regarding Rate Hedging Obligations with any Bank or the Affiliate of any Bank, such Bank's Ratable Share shall be proportionately increased and the Ratable Shares of the other Banks shall be proportionately decreased based upon the amount due to the affected Bank (or such Bank's Affiliate) pursuant to such agreements. If any Bank shall obtain any payment hereunder (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in excess of its Ratable Share, then such Bank shall immediately remit such excess to the other Banks pro rata.

          11.12  Actions by the Administrative Agent and the Banks.  The
                 -------------------------------------------------
Administrative Agent shall take formal action following the occurrence of a Possible Default or an Event of Default only upon the agreement of the Required Banks; provided, however, that if the Administrative Agent gives notice to the
       --------  -------
Banks of a Possible Default or an Event of Default, and the Required Banks cannot agree (which agreement shall not be unreasonably withheld) on a mutual course of action within ten days following such notice, the Administrative Agent may (but shall not be required to) pursue such legal rights and remedies against the Borrowers as it deems necessary and appropriate to protect the Banks and any collateral under the circumstances.

     SECTION 12.    MISCELLANEOUS.
                    -------------

               12.1  Construction.  The provisions of this Agreement shall be in
                     ------------
addition to those of the Collateral Documents and to those of any other guaranty, security agreement, note or other evidence of the liability relating to the Borrowers held by the Banks, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent the Administrative Agent or the Banks from enforcing any or all of such instruments in accordance with their respective terms. Each right, power or privilege specified or referred to in this Agreement or in any Collateral Document is in addition to any other rights, powers or privileges that the Administrative Agent or the Banks may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Administrative Agent or the Banks shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Administrative Agent or the Banks may deem expedient. Notwithstanding any other provision of this Agreement, the Borrowers shall not be required to pay any amount of interest pursuant hereto or pursuant to the Notes which is in excess of the maximum amount permitted by law.

          12.2  Further Assurance.  From time to time, the Borrowers shall, and
                -----------------
shall cause their Subsidiaries to, execute and deliver to the Administrative Agent and the Banks such additional documents and take such additional actions as the Administrative Agent may require to carry out the purposes of this Agreement or any of the Collateral Documents, or to preserve and protect the rights of the Administrative Agent and the Banks hereunder or thereunder.

          12.3  Expenses of the Administrative Agent, Syndication Agent and the
                ---------------------------------------------------------------
Banks; Indemnification.
----------------------

                (a) Whether or not the transactions contemplated by this Agreement are consummated, the Borrowers shall pay the costs and expenses, including the reasonable fees and disbursements of the Administrative Agent's special counsel and the Syndication Agent's special counsel, incurred by the Administrative Agent, the Syndication Agent and the Banks in connection with (i) the negotiation, preparation, administration, amendment or enforcement of this Agreement and the Collateral Documents and the closing of the transactions contemplated hereby and thereby; (ii) the perfection of the Liens granted pursuant hereto or pursuant to the Collateral Documents; (iii) the making of the Loans and issuance of the Letters of Credit hereunder; (iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Collateral Documents or the Loans made hereunder; (v) any proceeding brought or formal action taken by the Administrative Agent or the Banks to enforce any provision of this Agreement or any Collateral Document, or to enforce or exercise or preserve any right, power or remedy hereunder or thereunder; or (vi) any action which may be taken or instituted by any Person against the Administrative Agent, the Syndication Agent or any Bank as a result of any of the foregoing. The fees and expenses of the Administrative Agent's special counsel and of the Syndication Agent's special counsel through the Closing shall be paid on the Closing Date. If any taxes, charges or fees shall be payable, or ruled to be payable, to any state or Federal authority in respect of the execution, delivery or performance of this Agreement, any Note or any other Collateral Document by reason of any existing or hereinafter enacted Federal or state statute (other than any such taxes on the net income of the Banks and any taxes, charges or fees which are included in the LIBOR Reserve Percentage), the Borrowers will pay all such taxes, charges or fees, including interest and penalties thereon, if any, and will indemnify ad hold harmless the Administrative Agent, the Syndication Agent and the Banks against any liability in connection therewith.

               (b) The Borrowers hereby, jointly and severally, indemnify and hold harmless the Administrative Agent, the Syndication Agent and each Bank and their respective directors, officers, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys fees) which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Collateral Documents, or any of them, or the Loans made pursuant hereto or the Letters of Credit issued pursuant hereto, or the use of the proceeds thereof, or any of the transactions contemplated hereby or thereby or the business, assets or operations of the Borrowers or their Subsidiaries or the ownership, maintenance, operation or management of the Towers; provided,
                                                               --------
however, that the Borrowers shall not be liable to any Indemnified Person, if
-------
there is a final non-appealable judicial determination that such claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person.

          12.4  Notices.  Except as otherwise expressly provided herein, all
                -------
notices, demands and requests required
or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, (c) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guarantee are complied with, or (d) on the date of receipt (if such date is a Banking Day, otherwise on the next Banking Day) by telecopy, in each case addressed as follows:

          TO THE ADMINISTRATIVE AGENT:

          Key Corporate Capital Inc.
          127 Public Square
          Cleveland, Ohio  44114-1306
          Attn:     Media and Telecommunications Finance Division
          Telecopy:  216-689-4666

          Copy to:

          Timothy J. Kelley, Esq.
          Dow, Lohnes & Albertson, PLLC
          1200 New Hampshire Avenue, N.W.
          Suite 800
          Washington, D.C.  20036
          Telecopy:  202-776-2222

          TO THE BANKS, AT THE ADDRESSES LISTED ON THE SIGNATURE PAGES HEREOF OR IN THE ASSIGNMENT INSTRUMENT DELIVERED PURSUANT TO Section 12.7(b)

          TO THE BORROWERS:

          c/o Crown Communication Inc.
          Southpointe
          375 Southpointe Blvd.
          Canonsburg, Pennsylvania  15317
          Attn:  Chief Financial Officer
          Telecopy:  724-416-2200

          with copies to:

          Crown Castle International Corp.
          510 Bering Drive
          Suite 500
          Houston, Texas  77057
          Attn:  Chief Financial Officer

          Telecopy:  713-570-3150

          and:

          E. Blake Hawk, Esq.
          Brown, Parker & Leahy, L.L.P.
          1200 Smith Street
          Suite 3600
          Houston, TX  77002-4595
          Telecopy:  713-654-1871

or to such other address or addresses as the party to which such notice is directed may have designated in writing to the other parties hereto.

          12.5  Waiver and Release by the Borrowers. Neither the Administrative
                -----------------------------------
Agent, nor the Syndication Agent, nor any Bank, nor any Affiliate, officer, director, employee, attorney or agent of the Administrative Agent, the Syndication Agent or any Bank shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by either Borrower or any of their Subsidiaries in connection with, arising out of, or in any way related to, this Agreement or any of the Collateral Documents, or any of the transactions contemplated by this Agreement or any of the Collateral Documents, unless arising from the gross negligence or willful misconduct of such Person as determined by a final non-appealable judgment of a court of competent jurisdiction, and the Borrowers hereby release the Administrative Agent, the Syndication Agent and each Bank from, and hereby waive, all claims for loss or damage caused by any act or omission on the part of the Administrative Agent, the Syndication Agent or any Bank or their respective officers, attorneys, agents and employees, except gross negligence and willful misconduct.

          12.6  Right of Set Off.  Upon the occurrence and during the
                ----------------
continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or an Affiliate of such Bank to or for the credit or the account of either Borrower or any of their Subsidiaries against any and all of the obligations of the Borrowers and their Subsidiaries now or hereafter existing hereunder or under any Collateral Document, irrespective of whether or not such Bank shall have made any demand hereunder or under any Collateral

Document and although such obligations may be unmatured. The rights of the Banks under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Banks may have. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any other holder of a participation in any Note may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers or any of their Subsidiaries in the amount of such participation.

          12.7  Successors and Assigns; Participations.
                --------------------------------------

                (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither Borrower shall assign or
                       --------  -------
transfer any of rights or obligations hereunder or under any Note without the prior written consent of all of the Banks and the Administrative Agent.

                (b) Each Bank may assign all or any part of any of its Loans, its Notes, and its share of the Reducing Commitment and the Letters of Credit with the consent of the Borrowers and the Administrative Agent, which consent shall not be unreasonably withheld; provided that (i) no such consent by the Borrowers shall be required (A) for any such assignment by any Bank to an Affiliate of such Bank, (B) if, at the time of such assignment, an Event of Default or Possible Default has occurred and is continuing, (C) in the case of any assignment to another branch or a principal office of a Bank, or (D) for any such assignment to another Bank or an Affiliate of another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; and (iii) each such assignment shall be made by a Bank in such manner that the same portion of its Loans, its Notes, its share of the Reducing Commitment and its participation in the Letters of Credit is assigned to the assignee. Upon execution and delivery by the assignor and the assignee to the Borrowers and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the share of the Reducing Commitment, Loans and Letters of Credit specified in such instrument, and upon consent thereto by the Administrative Agent and the Borrowers (to the extent required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the share of the Reducing Commitment,

Loans and Letters of Credit specified in such instrument, and upon consent thereto by the Administrative Agent and the Borrowers (to the extent required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the share of the Reducing Commitment, Loans and Letters of Credit (or portions thereof) assigned to it (in addition to the share of the Reducing Commitment, Loans and Letters of Credit, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the share of the Reducing Commitment, the Letters of Credit and the obligations hereunder so assigned.

          (c) Upon its receipt of an assignment pursuant to Section 12.7(b) above duly executed by an assigning Bank and the assignee, together with any Note subject to such assignment and, in respect of any assignment after September 30, 1998, a processing and recordation fee of $3,500, the Administrative Agent shall, if such assignment has been completed, accept such assignment. Within five business days after receipt of such notice, the Borrowers, at the Borrowers' own expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note a new Note to the order of the assignee in an amount equal to the share of the Reducing Commitment, of the Loans and of the Letters of Credit assumed by the assignee and, if the assigning Bank has retained a portion of the Reducing Commitment, the Loans and the Letters of Credit hereunder, a new Note to the order of the assigning Bank in an amount equal to the share of the Reducing Commitment and the Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of Exhibit A hereto. Cancelled Notes shall be
                                ---------
returned to the Borrowers.

          (d) A Bank may sell or agree to sell to one or more other Persons (each, a "Participant") a participation in all or any part of any Loans held by it, or in its share of the Reducing Commitment and the Letters of Credit.
Except as otherwise provided in the last sentence of this Section 12.7(d), no Participant shall have any rights or benefits under this Agreement or any Note or any other Collateral Documents (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrowers to any Bank under Section 2 hereof in respect of Loans held by it, and its share of the Reducing Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and share of the Reducing Commitment, and as if such Bank were funding each of such Loans and its share of the Reducing Commitment in the same way that it is funding the portion of such Loans and its share of the Reducing Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Collateral Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the other Collateral Documents to the extent that the same, under Section 12.14 hereof, requires the consent of each Bank. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.6 through 2.13 and Section 12.6 with respect to its participating interest.

               (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.7, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

               (f) A Bank may furnish any information concerning the Borrowers and their Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

               (g) Anything in this Section 12.7 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to either Borrower or any of its Affiliates without the prior written consent of each Bank.

         12.8  APPLICABLE LAW.  THIS AGREEMENT AND THE COLLATERAL DOCUMENTS,
               --------------
AND THE DUTIES, RIGHTS, POWERS AND REMEDIES OF THE PARTIES HERETO AND THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF OHIO (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF), EXCEPT TO THE EXTENT THAT ANY COLLATERAL DOCUMENT PROVIDES THAT THE LOCAL LAW OF ANOTHER JURISDICTION GOVERNS THE GRANT, PERFECTION OR ENFORCEMENT OF THE LIENS GRANTED PURSUANT TO SUCH COLLATERAL DOCUMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE BORROWERS AND THE AGENT ON BEHALF OF THE BANKS AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWERS HAVE MADE THIS CHOICE OF GOVERNING LAW KNOWINGLY AND WILLINGLY AND AFTER CONSULTING WITH THEIR COUNSEL. NONE OF THE AGENT, ANY BANK NOR THE BORROWERS HAVE AGREED WITH OR REPRESENTED TO ANY

OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         12.9  ENFORCEMENT.  EACH BORROWER (A) HEREBY IRREVOCABLY SUBMITS TO THE
               -----------
JURISDICTION OF THE STATE COURTS OF THE STATE OF OHIO AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY COLLATERAL DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF BROUGHT BY THE AGENT OR THE BANKS OR THEIR SUCCESSORS OR ASSIGNS AND (B) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY COLLATERAL DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY WAIVES AND AGREES NOT TO SEEK ANY REVIEW BY ANY COURT OF ANY OTHER JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF THE JUDGMENT OF ANY SUCH OHIO STATE OR FEDERAL COURT. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN. EACH BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT AND THE BANKS. FINAL JUDGMENT AGAINST THE BORROWERS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED,
                                                                       --------
HOWEVER, THAT THE AGENT OR THE BANKS MAY AT THEIR OPTION BRING SUIT, OR
-------
INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST EITHER BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH BORROWER, OR SUCH ASSETS, MAY BE FOUND.

         12.10 JURY TRIAL WAIVER.  THE BORROWERS, THE AGENT AND THE BANKS EACH
               -----------------
WAIVE IRREVOCABLY, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANKS AND THE BORROWERS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO AND THERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING

OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWERS, THE AGENT AND THE BANKS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWERS, THE AGENT AND THE BANKS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, THE COLLATERAL DOCUMENTS AND TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          12.11  Binding Effect and Entire Agreement; No Oral Agreements.  This
                 -------------------------------------------------------
Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, the Schedules and Exhibits hereto, which are hereby incorporated in this Agreement, and the Collateral Documents constitute the entire agreement among the parties on the subject matter hereof. There are no unwritten or oral agreements between the Borrowers and the Banks, and this written Agreement, the Notes, the other Collateral Documents, and the instruments and documents executed in connection herewith, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

          12.12  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          12.13  Survival of Agreements.  All covenants, agreements,
                 ----------------------
representations and warranties made herein or in any Collateral Document shall survive any investigation and the Closing, and shall continue in full force and effect so long as any of the Obligations remain to be performed or paid or the Banks have any obligation to advance sums or issue Letters of Credit hereunder or any Letter of Credit remains outstanding.

          12.14  Modification.  Any term of this Agreement or of any Note may be
                 ------------
amended and the observance of any term of this Agreement or of any Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Required Banks, and any amendment or waiver effected in accordance with this Section
12.14 shall be binding upon each holder of a Note at the time outstanding, each future holder of a Note and the Borrowers; provided, however, that no such
                                           --------  -------
amendment or waiver or other action shall, without the prior written consent of all of the Banks or the holders of all of the Notes at the time outstanding, (a) extend the maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal installment of, any Note, (b) reduce the amount or extend the time of payment of the commitment fees or the fees shared by the Banks and payable in respect of Letters of Credit, (c) change the Reducing Commitment or the Ratable Share of any Bank (other than any change in Reducing Commitment or Ratable Share resulting from the sale of a participation in or assignment of any Bank's interest in the Reducing Commitment and Loans in accordance with Section 12.7), (d) change the percentage referred to in the definition of "Required Banks" contained in Section 1.1, or reduce the number of Banks required to approve any waiver, amendment or modification, (e) amend this
Section 12.14, (f) amend or waive compliance with Section 2.5(b), or (g) release any collateral or any guaranty for the Loans except for collateral which the Borrowers are not prohibited pursuant hereto from selling; and provided,
                                                               --------
further, that notwith standing the foregoing provisions of this Section 12.14,
-------
this Agreement and the Notes may be amended or modified in the manner contemplated by Section 12.7 for the purpose of permitting any Bank to assign its interest, rights and obligations hereunder to another Person, if the appropriate assignment agreement or counterparts thereof are executed by the Borrowers (to the extent required), the Administrative Agent and the appropriate Bank assignor and assignee. Any amendment or waiver effected in accordance with this Section 12.14 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrowers.

          12.15  Separability.  If any one or more of the provisions contained
                 ------------
in this Agreement or any Collateral Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          12.16  Section Headings.  The Section headings contained herein are
                 ----------------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12.17  Termination.  This Agreement shall terminate when all amounts
                 -----------
due hereunder, under each Note and under each Collateral Document shall have been indefeasibly paid in full in cash and all other Obligations hereunder or thereunder shall have been fully performed, so long as no Letters of Credit are then outstanding and the Banks have no further obligation to advance sums or issue Letters of Credit hereunder. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated and relate back to such time as though this Agreement had always been in effect, as the case may be, if at any time any amount received by the Administrative Agent or any Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by such Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any of their Subsidiaries or upon the appointment of any intervenor or conservator of, or trustee or similar official for, either Borrower or any of their Subsidiaries or any substantial part of its properties, or otherwise, all as though such payments had not been made. Notwithstanding anything to the contrary contained herein or in any Collateral Document, any indemnification or expense reimbursement provision contained herein or in any Collateral Document shall remain in full force and effect notwithstanding the termination of this Agreement.

          12.18  Interest Limitation.  It is the intention of the Borrowers and
                 -------------------
the Banks to conform strictly to the respective usury laws applicable to the Banks. Accordingly, if the transactions contemplated hereby would be usurious under applicable law as to any Bank, then, in that event, notwithstanding anything to the contrary in the Notes or this Agreement or in any other Collateral Document, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to such Bank that is contracted for, taken, reserved, charged or received under any Note payable to such Bank or this Agreement or under any other Collateral Document or otherwise in connection with such Note shall under no circumstances exceed the maximum amount allowed by such law (or, if the principal amount of such Note shall have been or would thereby be paid in full, refunded to the Borrowers); and (b) in the event that the maturity of any Note payable to a Bank is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of such Note (or, if the principal amount of such Note shall have been or would thereby be paid in full, refunded by such Bank to the Borrowers). All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged or received under any Note payable to any Bank or under this Agreement or under any other Collateral Document or otherwise in connection with such Note for the purpose of determining whether such rate exceeds the maximum amount allowed by law applicable to such Bank shall be made, to the extent permitted by such applicable law, by amortizing, prorating, and spreading in qual parts during the period of the full stated term of the Loan or Loans evidenced by such Note all interest at any time contracted for, taken, reserved, charged or received by such Bank in connection therewith.

          12.19  DTPA Waiver.  TO THE MAXIMUM EXTENT NOT PROHIBITED BY
                 -----------
APPLICABLE LAW FROM TIME TO TIME IN EFFECT, THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER THE BORROWERS HAVE CONSULTED WITH THEIR OWN ATTORNEY), IRREVOCABLY AND UNCONDITIONALLY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES -CONSUMER PROTECTION ACT (TEXAS BUSINESS AND COMMERCE CODE, CHAPTER 17, SECTION 17.41 - 17.63).

          TO WITNESS THE ABOVE, the Borrowers, the Banks, the Administrative Agent and the Syndication Agent have caused this Loan Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.


BORROWERS:

CROWN COMMUNICATION INC.



By:___________________________
Name:_________________________
Title:________________________


CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO



By:___________________________
Name:_________________________
Title:________________________


ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT:

KEY CORPORATE CAPITAL INC.



By:___________________________
Name:  Jason R. Weaver
Title: Vice President

SYNDICATION AGENT:

PNC BANK, NATIONAL ASSOCIATION



By:___________________________
Name:  _______________________
Title: _______________________

ISSUING BANK:

KEY CORPORATE CAPITAL INC.

By:___________________________
Name:  Jason R. Weaver
Title: Vice President


BANKS:

KEY CORPORATE CAPITAL INC.



By:___________________________
Name:  Jason R. Weaver
Title: Vice President

Address:  127 Public Square
          Cleveland, Ohio  44114-1306
          Attn:  Media and Telecommunications Finance Division


PNC BANK, NATIONAL ASSOCIATION



By:___________________________
Name:  _______________________
Title: _______________________

Address:  1600 Market Street
          21st Floor S2-F070-21-1
          Philadelphia, PA 19103
          Attn:  Kristen Talaber

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


Schedule 1.1                  List of Banks and Ratable Shares


Exhibit A                     Form of Reducing Note

Exhibit B                     Financial Statements

Exhibit C                     Projections

Exhibit D                     Capitalization and Subsidiaries

Exhibit E                     Proceedings, Litigation and Non-Compliance with
Law

Exhibit F                     Liens and Indebtedness

Exhibit G                     List of Contracts, Commitments and Licenses

Exhibit H                     ERISA Liabilities and Plans

Exhibit I                     Real Property List

Exhibit J                     Form of Compliance Certificate

                                  SCHEDULE 1.1
                                  ------------


                        List of Banks and Ratable Shares
                        --------------------------------


Bank:                               Ratable Share:
----                                -------------

Key Corporate Capital Inc.          50%

PNC Bank, National Association      50%